As filed with the Securities and Exchange Commission on October 21, 1998.

                                            Registration No. 33-

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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 -------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              --------------------

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

     California                6311                              86-0198983
  (State or other           (Primary Standard                 (I.R.S. Employer
 jurisdiction of           Industrial Classification         Identification No.)
 incorporation or            Number)
 organization)

                              1 SunAmerica Center
                      Los Angeles, California  90067-6022
                                 (310) 772-6000
              (Address, including zip code, and telephone number,
                      including area code, or registrant's
                          principal executive offices)


                            Susan L. Harris, Esquire
                     Anchor National Life Insurance Company
                              1 SunAmerica Center
                      Los Angeles, California  90067-6022
                                 (310) 772-6000
(Name, address, including zip code, and telephone number, including area code of agent for service)

                              --------------------

         Appropriate date of commencement of proposed sale to the public:

   As soon as practicable after effectiveness of the Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933 check the following box.   /X/

======================================================================================================
   Title of Each             Amount        Proposed Maximum      Proposed Maximum           Amount of
Class of Securities           to be         Offering Price          Aggregate             Registration
 to be Registered           Registered         Per Unit           Offering Price               Fee
------------------------------------------------------------------------------------------------------
Fixed Annuity Contract           *               *                   $ 339,000              $100.00
------------------------------------------------------------------------------------------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

                             CROSS REFERENCE SHEET

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

                       Cross Reference Sheet Pursuant to

                          Regulation S-K, Item 501(b)


Form S-1 Item Number and Caption                   Heading in Prospectus
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
1.       Forepart of the Registration
         Statement and Outside Front
         Cover Page of Prospectus...............   Outside Front Cover Page

2.       Inside Front and Outside Back
         Cover Pages of Prospectus..............   Inside Front Cover

3.       Summary of Information, Risk
         Factors and Ratio of Earnings
         to Fixed Charges.......................   Front Cover; Profile

4.       Use of Proceeds........................   The [         ] Variable Annuity; Investment Options; Expenses;
                                                   Other Information

5.       Determination of Offering Price........   Not Applicable

6.       Dilution...............................   Not Applicable

7.       Selling Security Holders...............   Not Applicable

8.       Plan of Distribution...................   Other Information - Distribution of Contracts

9.       Description of Securities to be
         Registered.............................   The [         ] Variable Annuity; Investment Options

10.      Interests of Named Experts
         and Counsel............................   Not Applicable

11.      Information with Respect to
         the Registrant.........................   Other Information - Anchor National; Other
                                                   Information - Additional Information

12.      Disclosure of Commission Position
         on Indemnification for Securities
         Act Liabilities........................   Not Applicable

                                  PROFILE LOGO

THIS PROFILE IS A SUMMARY OF SOME OF THE MORE IMPORTANT POINTS THAT YOU SHOULD
KNOW AND CONSIDER BEFORE PURCHASING THE [               ] VARIABLE ANNUITY. THE
ANNUITY IS MORE FULLY DESCRIBED IN THE PROSPECTUS. PLEASE READ THE PROSPECTUS CAREFULLY.

                               January    , 1999

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                   1. THE [               ] VARIABLE ANNUITY
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----------------------------------------------------------------

The [            ] Variable Annuity is a contract between you and Anchor
National Life Insurance Company. It is designed to help you invest on a tax-deferred basis and meet long-term financial goals, such as retirement funding. Tax deferral means all your money, including the amount you would otherwise pay in current income taxes, remains in your contract to generate more earnings. Your money could grow faster than it would in a comparable taxable investment.

[            ] offers a diverse selection of money managers and investment options. You may divide your money among any or all of our 26 variable portfolios and 7 fixed account options. Your investment is not guaranteed. The
value of your [            ] contract can fluctuate up or down, based on the
performance of the underlying investments you select, and you may experience a loss.

The variable portfolios offer professionally managed investment choices with goals ranging from capital preservation to aggressive growth. Your choices for the various investment options are found on the next page.

The contract also offers 7 fixed account options, for different time periods. Each may have a different interest rate. Interest rates are guaranteed by Anchor National.

Like most annuities, the contract has an accumulation phase and an income phase. During the accumulation phase, you invest money in your contract. Your earnings are based on the investment performance of the variable portfolios to which your money is allocated and/or the interest rate(s) earned on the fixed account option(s) in which you invest. You may withdraw money from your contract during the accumulation phase. However, as with other tax-deferred investments, you will pay taxes on earnings and untaxed contributions when you withdraw them. An IRS tax penalty may apply if you make withdrawals before age 59 1/2.

During the income phase, you may receive income payments from your annuity. Your payments may be fixed in dollar amount, vary with investment performance or a combination of both, depending on where your money is allocated. Among other factors, the amount of money you are able to accumulate in your contract during the accumulation phase will affect the amount of your income payments during the income phase.

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                               2. INCOME OPTIONS
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You can select from one of five income options:

   (1) payments for your lifetime;
   (2) payments for your lifetime and your survivor's lifetime;
   (3) payments for your lifetime and your survivor's lifetime, but for not less than 10 years;
   (4) payments for your lifetime, but for not less than 10 or 20 years; and
   (5) payments for a specified period of 5 to 30 years.

You will also need to decide when your income payments begin and if you want your income payments to fluctuate with investment performance or remain constant. Once you begin receiving income payments, you cannot change your income option.

If your contract is part of a non-qualified retirement plan (one that is established with after-tax dollars), payments during the income phase are considered partly a return of your original investment. The "original investment" part of each payment is not taxable as income. For contracts which are part of a qualified retirement plan using before-tax dollars, the entire payment is taxable as income.

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                   3. PURCHASING A [               ] VARIABLE
                                ANNUITY CONTRACT
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----------------------------------------------------------------

You can buy a contract through your Edward Jones investment representative, who can also help you complete the proper forms. For non-qualified contracts, the minimum initial purchase payment is $5,000 and subsequent amounts of $500 or more may be added to your contract at any time during the accumulation phase. For qualified contracts, the minimum initial purchase payment is $2,000 and subsequent amounts of $250 or more may be added to your contract at any time during the accumulation phase.

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                             4. INVESTMENT OPTIONS
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You may allocate money to the following variable portfolios of the Anchor Series
Trust and/or the SunAmerica Series Trust:

ANCHOR SERIES TRUST
  MANAGED BY WELLINGTON MANAGEMENT COMPANY, LLP
      - Capital Appreciation Portfolio
      - Growth Portfolio
      - Government and Quality Bond Portfolio

SUNAMERICA SERIES TRUST
  MANAGED BY ALLIANCE CAPITAL MANAGEMENT L.P.
      - Global Equities Portfolio
      - Alliance Growth Portfolio
      - Growth-Income Portfolio
  MANAGED BY DAVIS SELECTED ADVISERS, L.P.
      - Venture Value Portfolio
      - Real Estate Portfolio
  MANAGED BY FEDERATED INVESTORS
      - Federated Value Portfolio
      - Utility Portfolio
      - Corporate Bond Portfolio
  MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT/
  GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL
      - Asset Allocation Portfolio
      - Global Bond Portfolio
  MANAGED BY MASSACHUSETTS FINANCIAL SERVICES
      - Mid-Cap Growth Portfolio
      - Investors Portfolio
      - Total Return Portfolio
  MANAGED BY MORGAN STANLEY ASSET MANAGEMENT INC.
      - International Diversified Equities Portfolio
      - Worldwide High Income Portfolio
  MANAGED BY PUTNAM INVESTMENT MANAGEMENT, INC.
      - Putnam Growth Portfolio
      - International Growth and Income Portfolio
      - Emerging Markets Portfolio
  MANAGED BY SUNAMERICA ASSET MANAGEMENT CORP.
      - Aggressive Growth Portfolio
      - "Dogs" of Wall Street Portfolio
      - SunAmerica Balanced Portfolio
      - High-Yield Bond Portfolio
      - Cash Management Portfolio

You may also allocate money to the 1, 3, 5, 7 and 10-year fixed account options and, under certain circumstances, the 6-month and 1-year Dollar Cost Averaging ("DCA") fixed account options. The interest rates applicable for these fixed account options may differ from time to time; however, we will never credit less than a 3% compounded effective yield. Once established, the rate will not change during the selected period. Your contract value will be adjusted up or down for withdrawals or transfers from the 3, 5, 7 and 10 year fixed account options prior to the end of the guarantee period.
                ----------------------------------------------------------------
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                                  5. EXPENSES
                ----------------------------------------------------------------
                ----------------------------------------------------------------

We deduct insurance charges, to cover our mortality and expense risks, which equal 0.85% annually of the average daily value of your contract allocated to the variable portfolios.

We apply an up-front sales charge against each purchase payment you make. The sales charge equals a percentage of each purchase payment. The sales charge ranges from 0.50% to 5.75%, depending upon the size of your purchase payment. You may be entitled to a reduced sales charge if you agree to contribute additional money to your contract within a 13-month period or if you have related contracts with us.

If you take a withdrawal within 12 months of making a purchase payment of $1,000,000 or more, we deduct a contingent deferred sales charge of 0.50% from the portion of the withdrawal coming from that purchase payment.

As with other professionally managed investments, there are also investment charges imposed on contracts with money allocated to the variable portfolios. We estimate these fees to range from .63% to 1.90%.

Each year, you are allowed to make 15 transfers without charge. After your first 15 transfers, a $25 transfer fee ($10 in Pennsylvania and Texas) applies to each subsequent transfer.

In a limited number of states, you may also be assessed a state premium tax of up to 3.5% depending upon the state.

The following chart is designed to help you understand the charges in your contract. The column "Total Annual Charges" shows the total of the 0.85% insurance charges and the investment charges for each variable portfolio.

The next two columns show two examples of the charges you would pay under the contract. The examples assume that you invested $1,000 in a contract which earns 5% annually and that you withdraw your money: (1) at the end of year 1, and (2) at the end of year 10. We assume an up-front sales charge of 5.75% and a premium tax of 0% in both examples.

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                                                                                               EXAMPLES:
                                       TOTAL ANNUAL         TOTAL ANNUAL                     TOTAL EXPENSES   TOTAL EXPENSES
                                        INSURANCE            INVESTMENT       TOTAL ANNUAL     AT END OF        AT END OF
   ANCHOR SERIES TRUST PORTFOLIO         CHARGES              CHARGES           CHARGES         1 YEAR**        10 YEARS**
----------------------------------------------------------------------------------------------------------------------------
Capital Appreciation                       0.85%                        (Fees and Charges to be
Growth                                     0.85%                          filed by amendment)
Government and Quality Bond                0.85%
----------------------------------------------------------------------------------------------------------------------------
SUNAMERICA SERIES TRUST PORTFOLIO
Emerging Markets*                          0.85%                    %                 %           $                $
International Diversified Equities         0.85%                    %                 %           $                $
Global Equities                            0.85%                    %                 %           $                $
International Growth and Income*           0.85%                    %                 %           $                $
Aggressive Growth*                         0.85%                    %                 %           $                $
Real Estate*                               0.85%                    %                 %           $                $
Mid-Cap Growth                             0.85%                    %                 %           $                $
Putnam Growth                              0.85%                    %                 %           $                $
Investors                                  0.85%                    %                 %           $                $
Alliance Growth                            0.85%                    %                 %           $                $
"Dogs" of Wall Street*                     0.85%                    %                 %           $                $
Venture Value                              0.85%                    %                 %           $                $
Federated Value*                           0.85%                    %                 %           $                $
Growth-Income                              0.85%                    %                 %           $                $
Utility*                                   0.85%                    %                 %           $                $
Asset Allocation                           0.85%                    %                 %           $                $
Total Return                               0.85%                    %                 %           $                $
SunAmerica Balanced*                       0.85%                    %                 %           $                $
Worldwide High Income                      0.85%                    %                 %           $                $
High-Yield Bond                            0.85%                    %                 %           $                $
Corporate Bond                             0.85%                    %                 %           $                $
Global Bond                                0.85%                    %                 %           $                $
Cash Management                            0.85%                    %                 %           $                $
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

 * For these portfolios, the adviser, SunAmerica Asset Management Corp., has voluntarily agreed to waive fees or reimburse expenses, if necessary, to keep operating expenses at or below an established maximum amount. All waivers or reimbursements may be terminated at any time. For more detailed information, see Fee Tables and Examples in the prospectus.

** Includes sales charge applicable to a $1,000 purchase payment, or 5.75%.

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                                    6. TAXES
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Unlike taxable investments where earnings are taxed in the year they are earned, taxes on amounts earned in a non-qualified contract are deferred until they are withdrawn. In a qualified contract, all amounts are taxable when they are withdrawn.

When you begin taking distributions or withdrawals from your contract, earnings are considered to be taken out first and will be taxed at your ordinary income rate. You may be subject to a 10% IRS penalty tax for distributions or withdrawals before age 59 1/2.

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                            7. ACCESS TO YOUR MONEY
                ----------------------------------------------------------------
                ----------------------------------------------------------------

Withdrawals may be made from your contract in the amount of $1,000 or more. You may request a withdrawal in writing or by establishing systematic withdrawals. Under systematic withdrawals, the minimum withdrawal amount is $250.
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                                 8. PERFORMANCE
                ----------------------------------------------------------------
                ----------------------------------------------------------------

The value of your annuity will fluctuate depending upon the investment performance of the variable portfolio(s) you choose.

When you invest in the [            ] Variable Annuity, your money is actually
invested in the underlying portfolios of the Anchor Series Trust and/or the SunAmerica Series Trust. These trusts are older than the annuity itself and have served as underlying investments for other variable annuity contracts. Of course, past performance does not guarantee future results.

As of the date of this prospectus, the sale of this contract has not yet begun. Therefore, no performance information is presented here.

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                                9. DEATH BENEFIT
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If you should die during the accumulation phase, your beneficiary will receive a death benefit. You must select from the two death benefit options described below at the time you purchase your contract. Once selected, your death benefit may not be changed. You should discuss with your Edward Jones investment representative the options available to you and which option is best for you.

     OPTION 1 - PURCHASE PAYMENT ACCUMULATION OPTION:

The death benefit is the greater of:

(1) the value of your contract at the time we receive satisfactory proof of death; or

(2) total purchase payments less withdrawals (and any fees or charges applicable to such withdrawals), compounded at a 4% annual growth rate (3% growth rate if 70 or older at the time of contract issue); or

(3) the value of your contract on the seventh contract anniversary, plus any purchase payments since the seventh anniversary and less any withdrawals (and any fees or charges applicable to such withdrawals), all compounded at a 4% annual growth rate until the date of death (3% if 70 or older at the time of contract issue).

     OPTION 2 - MAXIMUM ANNIVERSARY OPTION:

The death benefit is the greater of:

(1) the value of your contract at the time we receive satisfactory proof of death; or

(2) total purchase payments less any withdrawals (and any fees or charges applicable to such withdrawals); or

(3) the maximum anniversary value on any contract anniversary prior to your 81st birthday. The anniversary value equals the value of your contract on a contract anniversary plus any purchase payments since that anniversary and less any withdrawals (and any fees or charges applicable to such withdrawals).

If you are age 90 or older at the time of death and selected the option 2 death benefit, the death benefit will be equal to the value of your contract at the time we receive satisfactory proof of death.
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                             10. OTHER INFORMATION
                ----------------------------------------------------------------
                ----------------------------------------------------------------

FREE LOOK: You may cancel your contract within ten days (or longer if required by your state) by mailing it to our Annuity Service Center. Your contract will be treated as void on the date we receive it and we will pay you an amount equal to the value of your contract (unless otherwise required by state law). Its value may be more or less than the money you initially invested.

ASSET ALLOCATION REBALANCING: If selected by you, this program seeks to keep your investment in line with your goals. We will maintain your specified allocation mix in the variable portfolios and the 1-year fixed account option by readjusting your money on a calendar quarter, semiannual or annual basis.

SYSTEMATIC WITHDRAWAL PROGRAM: If selected by you, this program allows you to receive either monthly, quarterly, semiannual or annual checks during the accumulation phase. Systematic withdrawals may also be electronically transferred to your bank account. Of course, withdrawals may be taxable and a 10% IRS penalty tax may apply if you are under age 59 1/2.

PRINCIPAL ADVANTAGE PROGRAM: If selected by you, this program allows you to obtain growth potential without any market risk to your principal. We will guarantee that the portion of your money allocated to the 1, 3, 5, 7 or 10-year fixed account option will grow to equal your principal investment when it is allocated in accordance with the program.

DOLLAR COST AVERAGING: If selected by you, this program allows you to invest gradually in the variable portfolios from any of the variable portfolios, the 1-year fixed account option, the 6-month DCA fixed account option or the 1-year DCA fixed account option.

AUTOMATIC PAYMENT PLAN: You can add to your contract directly from your bank account with as little as $20 per month.

CONFIRMATIONS AND QUARTERLY STATEMENTS: You will receive a confirmation of each transaction within your contract. On a quarterly basis, you will receive a complete statement of your transactions over the past quarter and a summary of your account values.

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                                 11. INQUIRIES
                ----------------------------------------------------------------
                ----------------------------------------------------------------

If you have questions about your contract or need to make changes, call your Edward Jones investment representative or contact us at:

      Anchor National Life Insurance Company
      Annuity Service Center
      P.O. Box 54299
      Los Angeles, California 90054-0299
      Telephone Number: (800) 445-SUN2

If money accompanies your correspondence, you should direct it to:

      Anchor National Life Insurance Company
      P.O. Box 100330
      Pasadena, California 91189-0001

                                   PROSPECTUS
                               JANUARY    , 1999

Please read this prospectus carefully         FLEXIBLE PAYMENT DEFERRED ANNUITY CONTRACTS
before investing and keep it for              issued by
future reference. It contains                 ANCHOR NATIONAL LIFE INSURANCE COMPANY
important information about the               in connection with
[            ] Variable Annuity.              VARIABLE ANNUITY ACCOUNT SEVEN
                                              The annuity has 33 investment choices -- 7 fixed account
To learn more about the annuity               options and 26 Variable Portfolios listed below. The 7 fixed
offered by this prospectus, you can           account options include specified periods of 1, 3, 5, 7 and
obtain a copy of the Statement of             10 years and DCA accounts for 6-month and 1-year periods.
Additional Information ("SAI") dated          The 26 Variable Portfolios are part of the Anchor Series
January   , 1999. The SAI is on file          Trust or the SunAmerica Series Trust.
with the Securities and Exchange
Commission ("SEC") and is                     ANCHOR SERIES TRUST:
incorporated by reference into this           MANAGED BY WELLINGTON MANAGEMENT COMPANY, LLP
prospectus. The Table of Contents of          - Capital Appreciation Portfolio
the SAI appears on page 21 of this            - Growth Portfolio
prospectus. For a free copy of the            - Government and Quality Bond Portfolio
SAI, call us at (800) 445-SUN2 or
write to us at our Annuity Service            SUNAMERICA SERIES TRUST:
Center, P.O. Box 54299, Los Angeles,          MANAGED BY ALLIANCE CAPITAL MANAGEMENT L.P.
California 90054-0299.                        - Global Equities Portfolio
                                              - Alliance Growth Portfolio
In addition, the SEC maintains a              - Growth-Income Portfolio
website (http://www.sec.gov) that             MANAGED BY DAVIS SELECTED ADVISERS, L.P.
contains the SAI, materials                   - Venture Value Portfolio
incorporated by reference and other           - Real Estate Portfolio
information filed electronically with         MANAGED BY FEDERATED INVESTORS
the SEC by Anchor National.                   - Federated Value Portfolio
                                              - Utility Portfolio
ANNUITIES INVOLVE RISKS, INCLUDING            - Corporate Bond Portfolio
POSSIBLE LOSS OF PRINCIPAL. ANNUITIES         MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT/
ARE NOT A DEPOSIT OR OBLIGATION OF,           GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL
OR GUARANTEED OR ENDORSED BY, ANY             - Asset Allocation Portfolio
BANK. THEY ARE NOT FEDERALLY INSURED          - Global Bond Portfolio
BY THE FEDERAL DEPOSIT INSURANCE              MANAGED BY MASSACHUSETTS FINANCIAL SERVICES
CORPORATION, THE FEDERAL RESERVE              - Mid-Cap Growth Portfolio
BOARD OR ANY OTHER AGENCY.                    - Investors Portfolio
                                              - Total Return Portfolio
                                              MANAGED BY MORGAN STANLEY ASSET MANAGEMENT INC.
                                              - International Diversified Equities Portfolio
                                              - Worldwide High Income Portfolio
                                              MANAGED BY PUTNAM INVESTMENT MANAGEMENT, INC.
                                              - Putnam Growth Portfolio
                                              - International Growth and Income Portfolio
                                              - Emerging Markets Portfolio
                                              MANAGED BY SUNAMERICA ASSET MANAGEMENT CORP.
                                              - Aggressive Growth Portfolio
                                              - "Dogs" of Wall Street Portfolio
                                              - SunAmerica Balanced Portfolio
                                              - High-Yield Bond Portfolio
                                              - Cash Management Portfolio

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE
        ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                           TO THE CONTRARY IS A CRIMINAL OFFENSE.

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                         TABLE OF CONTENTS
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 GLOSSARY....................................................     2
 FEE TABLES..................................................     3
       Sales Charge..........................................     3
       Contingent Deferred Sales Charge......................     3
       Owner Transaction Expenses............................     3
       Annual Separate Account Expenses......................     3
       The Income Protector Expense..........................     3
       Portfolio Expenses....................................     3
 EXAMPLES....................................................     4
 THE [          ] VARIABLE ANNUITY...........................     5
 PURCHASING A [        ] VARIABLE ANNUITY CONTRACT...........     5
       Allocation of Purchase Payments.......................     6
       Accumulation Units....................................     6
       Free Look.............................................     6
 INVESTMENT OPTIONS..........................................     6
       Variable Portfolios...................................     6
       Anchor Series Trust...................................     7
       SunAmerica Series Trust...............................     7
       Fixed Account Options.................................     7
       Market Value Adjustment ("MVA").......................     7
       Transfers During the Accumulation Phase...............     8
       Dollar Cost Averaging.................................     9
       Asset Allocation Rebalancing..........................     9
       Principal Advantage Program...........................    10
       Voting Rights.........................................    10
       Substitution..........................................    10
 ACCESS TO YOUR MONEY........................................    10
       Systematic Withdrawal Program.........................    10
       Minimum Contract Value................................    11
 DEATH BENEFIT...............................................    11
 EXPENSES....................................................    11
       Insurance Charges.....................................    12
       Sales Charge..........................................    12
       Reduction of Sales Charge.............................    12
       Letter of Intent......................................    12
       Rights of Accumulation................................    12
       Purchase Payments Subject to a Contingent Deferred
         Sales Charge........................................    13
       Investment Charges....................................    13
       Transfer Fee..........................................    13
       Premium Tax...........................................    13
       Income Taxes..........................................    13
       Reduction or Elimination of Certain Charges and
         Expenses, and Additional Amounts Credited...........    13
 INCOME OPTIONS..............................................    14
       Annuity Date..........................................    14
       Income Options........................................    14
       Fixed or Variable Income Payments.....................    14
       Income Payments.......................................    14
       Transfers During the Income Phase.....................    15
       Deferment of Payments.................................    15
       The Income Protector..................................    15
 TAXES.......................................................    18
       Annuity Contracts in General..........................    18
       Tax Treatment of Distributions -
         Non-Qualified Contracts.............................    18
       Tax Treatment of Distributions -
         Qualified Contracts.................................    18
       Minimum Distributions.................................    18
       Diversification.......................................    18
 PERFORMANCE.................................................    19
 OTHER INFORMATION...........................................    19
       Anchor National.......................................    19
       The Separate Account..................................    19
       The General Account...................................    19
       Distribution of the Contract..........................    19
       Administration........................................    20
       Year 2000.............................................    20
       Legal Proceedings.....................................    20
       Ownership.............................................    20
       Custodian.............................................    21
       Additional Information................................    21
       Selected Consolidated Financial Data..................    21
       Management Discussion and Analysis....................    21
       Properties............................................    21
       Directors and Executive Officers......................    21
       Executive Compensation................................    21
       Security Ownership of Owners and Management...........    21
       Regulation............................................    21
       Independent Accountants...............................    21
 TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION....
                                                                 21
 FINANCIAL STATEMENTS........................................    21
 APPENDIX A -- MARKET VALUE ADJUSTMENT.......................   A-1
 APPENDIX B -- PREMIUM TAXES.................................   B-1

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                              GLOSSARY
 ------------------------------------------------------------------
 ------------------------------------------------------------------
 We have capitalized some of the technical terms used in this prospectus. To help you understand these terms, we have defined them in this glossary.
 ACCUMULATION PHASE - The period during which you invest money in your contract.
 ACCUMULATION UNITS - A measurement we use to calculate the value of the variable portion of your contract during the Accumulation
 Phase.
 ANNUITANT(S) - The person(s) on whose life (lives) we base income payments.
 ANNUITY DATE - The date on which income payments are to begin, as selected by you.
 ANNUITY UNITS - A measurement we use to calculate the amount of income payments you receive from the variable portion of your contract during the Income Phase.
 BENEFICIARY - The person designated to receive any benefits under the contract if you or the Annuitant dies.
 INCOME PHASE - The period during which we make income payments to you.
 IRS - The Internal Revenue Service.
 NON-QUALIFIED (CONTRACT) - A contract purchased with after-tax dollars. In general, these contracts are not under any pension plan, specially sponsored program or individual retirement account
 ("IRA").
 PURCHASE PAYMENTS - The money you give us to buy the contract, as well as any additional money you give us to invest in the contract after you own it.
 QUALIFIED (CONTRACT) - A contract purchased with pre-tax dollars.
 These contracts are generally purchased under a pension plan, specially sponsored program or IRA.
 TRUSTS - Refers to the Anchor Series Trust and the SunAmerica
 Series Trust collectively.
 VARIABLE PORTFOLIO(S)  -  The variable investment options
 available under the contract. Each Variable Portfolio has its own investment objective and is invested in the underlying investments of the Anchor Series Trust or the SunAmerica Series Trust.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                   FEE TABLES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  SALES CHARGE

                                         SALES CHARGE AS A
                                        PERCENTAGE OF GROSS
     AMOUNT OF PURCHASE PAYMENT      PURCHASE PAYMENT INVESTED*
  --------------------------         --------------------------
  Less than $50,000.................           5.75%
  $50,000 but less than $100,000....           4.75%
  $100,000 but less than $250,000...           3.50%
  $250,000 but less than $500,000...           2.50%
  $500,000 but less than                       2.00%
    $1,000,000......................
  $1,000,000 or more................           0.50%

 * Your purchase payment may qualify for a reduced sales charge. SEE EXPENSES SECTION ON PAGE 11.

  CONTINGENT DEFERRED SALES CHARGE ("CDSC")

                                     CDSC AS A PERCENTAGE OF
                                     WITHDRAWAL AMOUNTS TAKEN
                                       WITHIN 12 MONTHS OF
   AMOUNT OF PURCHASE PAYMENT            PURCHASE PAYMENT
  --------------------------      -----------------------------
  $1,000,000 or more.............             0.50%

  OWNER TRANSACTION EXPENSES

   WITHDRAWAL CHARGE............   None
   TRANSFER FEE.................   No charge for first 15 transfers
                                   each year; thereafter, fee is $25
                                   ($10 in Pennsylvania and Texas) per
                                   transfer

  ANNUAL SEPARATE ACCOUNT EXPENSES
  (AS A PERCENTAGE OF AVERAGE ACCOUNT VALUE)

  Mortality and Expense Risk Charge..................  0.85%
                                                       -----
      TOTAL SEPARATE ACCOUNT EXPENSES                  0.85%
                                                       =====

  THE INCOME PROTECTOR EXPENSE
  (DEDUCTED ANNUALLY FROM CONTRACT VALUE)

         THE INCOME PROTECTOR            FEE AS A PERCENTAGE OF
             ALTERNATIVES               YOUR INCOME BENEFIT BASE
  -------------------                   -----------------------
  Base Income Protector................            0%
  Income Protector Plus................           .15%
  Income Protector Max.................           .30%

                              PORTFOLIO EXPENSES*
                              ANCHOR SERIES TRUST
(AS A PERCENTAGE OF AVERAGE NET ASSETS FOR THE TRUST'S TWELVE-MONTH PERIOD ENDED
                               NOVEMBER 30, 1998)

                                                            MANAGEMENT         OTHER        TOTAL ANNUAL
                        PORTFOLIO                               FEE          EXPENSES         EXPENSES
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
Capital Appreciation                                            (Portfolio expenses for period ending
---------------------------------------------------------------------------------------------------------
Growth                                                              November 30, 1998 to be filed
---------------------------------------------------------------------------------------------------------
Government and Quality Bond                                                 by amendment)
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

                            SUNAMERICA SERIES TRUST
(AS A PERCENTAGE OF AVERAGE NET ASSETS AFTER REIMBURSEMENT OR WAIVER OF EXPENSES
              FOR THE TRUST'S FISCAL YEAR ENDED NOVEMBER 30, 1998)

                                                            MANAGEMENT         OTHER        TOTAL ANNUAL
                        PORTFOLIO                               FEE          EXPENSES         EXPENSES
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
Emerging Markets
---------------------------------------------------------------------------------------------------------
International Diversified Equities
---------------------------------------------------------------------------------------------------------
Global Equities
---------------------------------------------------------------------------------------------------------
International Growth and Income
---------------------------------------------------------------------------------------------------------
Aggressive Growth
---------------------------------------------------------------------------------------------------------
Real Estate
---------------------------------------------------------------------------------------------------------
Mid-Cap Growth
---------------------------------------------------------------------------------------------------------
Putnam Growth
---------------------------------------------------------------------------------------------------------
Investors**
---------------------------------------------------------------------------------------------------------
Alliance Growth
---------------------------------------------------------------------------------------------------------
"Dogs" of Wall Street***
---------------------------------------------------------------------------------------------------------
Venture Value
---------------------------------------------------------------------------------------------------------
Federated Value
---------------------------------------------------------------------------------------------------------
Growth-Income
---------------------------------------------------------------------------------------------------------
Utility
---------------------------------------------------------------------------------------------------------
Asset Allocation
---------------------------------------------------------------------------------------------------------
Total Return****
---------------------------------------------------------------------------------------------------------
SunAmerica Balanced
---------------------------------------------------------------------------------------------------------
Worldwide High Income
---------------------------------------------------------------------------------------------------------
High-Yield Bond
---------------------------------------------------------------------------------------------------------
Corporate Bond
---------------------------------------------------------------------------------------------------------
Global Bond
---------------------------------------------------------------------------------------------------------
Cash Management
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

    * The portfolio expenses do not include sales charges.
   ** As of           , 1998, the Phoenix Growth Portfolio was renamed the
      Investors Portfolio, managed by Massachusetts Financial Services. The expenses shown here are those of the former Phoenix Growth Portfolio managed by Phoenix Investment Counsel, Inc.
  *** The inception date for the "Dogs" of Wall Street Portfolio was April 1,
      1998. The percentages are estimated amounts for the current fiscal year.
 **** As of           , 1998, the Phoenix Balanced Portfolio was renamed the
      Investors Portfolio managed by Massachusetts Financial Services. The expenses shown here are those of the former Phoenix Balanced Portfolio managed by Phoenix Investment Counsel, Inc.

     THE ABOVE PORTFOLIO EXPENSES WERE PROVIDED BY THE TRUSTS. WE HAVE NOT
            INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                    EXAMPLES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

You will pay the following expenses on a $1,000 investment in each Variable Portfolio, assuming a 5% annual return on assets and a sales charge of 5.75%. We do not deduct any additional fees or charges when you surrender your contract or switch to the Income Phase. Therefore, we provide only one set of expense figures below.

                         PORTFOLIO                             1 YEAR    3 YEARS
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Capital Appreciation                (Expense information to   $          $
---------------------------------------------------------------------------------
Growth                            be filed by amendment)      $          $
---------------------------------------------------------------------------------
Government and Quality Bond                                   $          $
---------------------------------------------------------------------------------
Emerging Markets                                              $          $
---------------------------------------------------------------------------------
International Diversified Equities                            $          $
---------------------------------------------------------------------------------
Global Equities                                               $          $
---------------------------------------------------------------------------------
International Growth and Income                               $          $
---------------------------------------------------------------------------------
Aggressive Growth                                             $          $
---------------------------------------------------------------------------------
Real Estate                                                   $          $
---------------------------------------------------------------------------------
Mid-Cap Growth                                                $          $
---------------------------------------------------------------------------------
Putnam Growth                                                 $          $
---------------------------------------------------------------------------------
Investors                                                     $          $
---------------------------------------------------------------------------------
Alliance Growth                                               $          $
---------------------------------------------------------------------------------
"Dogs" of Wall Street                                         $          $
---------------------------------------------------------------------------------
Venture Value                                                 $          $
---------------------------------------------------------------------------------
Federated Value                                               $          $
---------------------------------------------------------------------------------
Growth-Income                                                 $          $
---------------------------------------------------------------------------------
Utility                                                       $          $
---------------------------------------------------------------------------------
Asset Allocation                                              $          $
---------------------------------------------------------------------------------
Total Return                                                  $          $
---------------------------------------------------------------------------------
SunAmerica Balanced                                           $          $
---------------------------------------------------------------------------------
Worldwide High Income                                         $          $
---------------------------------------------------------------------------------
High-Yield Bond                                               $          $
---------------------------------------------------------------------------------
Corporate Bond                                                $          $
---------------------------------------------------------------------------------
Global Bond                                                   $          $
---------------------------------------------------------------------------------
Cash Management                                               $          $
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

EXPLANATION OF FEE TABLES AND EXAMPLES

1. The purpose of the Fee Tables is to show you the various expenses you would incur directly and indirectly by investing in the contract.

2. For certain Variable Portfolios, the adviser, SunAmerica Asset Management Corp., has voluntarily agreed to waive fees or reimburse certain expenses, if necessary, to keep annual operating expenses at or below the lesser of the maximum allowed by any applicable state expense limitations or the following percentages of each Variable Portfolio's average net assets:
    SunAmerica Balanced (1.00%); "Dogs" of Wall Street (.85%); Aggressive Growth (.90%); Federated Value (1.03%); Utility (1.05%); Emerging Markets (1.90%); International Growth and Income (1.60%); and Real Estate (1.25%). The adviser also may voluntarily waive or reimburse additional amounts to increase a Variable Portfolio's investment return. All waivers and/or reimbursements may be terminated at any time. Furthermore, the adviser may recoup any waivers or reimbursements within two years after such waivers or reimbursements are granted, provided that the Variable Portfolio is able to make such payment and remain in compliance with the foregoing expense limitations.

3. Absent fee waivers or reimbursement of expenses by the adviser, you would have incurred the following expenses during the last fiscal year: Utility
    (    ); Emerging Markets (    ); International Growth and Income (    ); and
    Real Estate (    ).

4. The Examples assume that no transfer fees were imposed. Although premium taxes may apply in certain states, they are not reflected in the Examples. In addition, the examples do not reflect the fees associated with the optional income protector plus and max features. SEE INCOME OPTIONS ON PAGE 14.

5. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

    AS OF THE DATE OF THIS PROSPECTUS SALES OF THIS CONTRACT HAD NOT BEGUN. THEREFORE, NO CONDENSED FINANCIAL INFORMATION APPEARS IN THIS PROSPECTUS.

----------------------------------------------------------------
----------------------------------------------------------------
                       THE [           ] VARIABLE ANNUITY
----------------------------------------------------------------
----------------------------------------------------------------

An annuity is a contract between you and an insurance company. You are the owner of the contract. The contract provides three main benefits:

     - Tax Deferral: This means that you do not pay taxes on your earnings from the annuity until you withdraw them.

     - Death Benefit: If you die during the Accumulation Phase, the insurance company pays a death benefit to your Beneficiary.

     - Guaranteed Income: If elected, you receive a stream of income for your lifetime, or another available period you select.

This annuity was developed to help you contribute to your retirement savings. This annuity works in two stages, the Accumulation Phase and the Income Phase. Your contract is in the Accumulation Phase during the period when you make payments into the contract. The Income Phase begins when you request us to start making income payments to you out of the money accumulated in your contract.

The contract is called a "variable" annuity because it allows you to invest in portfolios which, like mutual funds, vary with market conditions. You can gain or lose money if you invest in these Variable Portfolios. The amount of money you accumulate in your contract depends on the performance of the Variable Portfolios in which you invest. This contract currently offers 26 Variable Portfolios.

The contract also offers several fixed account options for varying time periods. Fixed account options earn interest at a rate set and guaranteed by Anchor National. If you allocate money to the fixed account options, the amount of money that accumulates in the contract depends on the total interest credited to the particular fixed account option(s) in which you invest.

For more information on investment options available under this contract SEE INVESTMENT OPTIONS ON PAGE 6.

Anchor National Life Insurance Company (Anchor National, The Company, Us, We)
issues the [       ] Variable Annuity. When you purchase a [       ] Variable
Annuity, a contract exists between you and Anchor National. The Company is a stock life insurance company organized under the laws of the state of Arizona. Its principal place of business is 1 SunAmerica Center, Los Angeles, California 90067. The Company conducts life insurance and annuity business in the District of Columbia and all states except New York. Anchor National is an indirect, wholly owned subsidiary of SunAmerica Inc., a Maryland corporation.

----------------------------------------------------------------
----------------------------------------------------------------
                  PURCHASING A [           ] VARIABLE ANNUITY
----------------------------------------------------------------
----------------------------------------------------------------

A Purchase Payment is the money you give us to buy a contract. Any additional money you give us to invest in the contract after purchase is a subsequent Purchase Payment.

This chart shows the minimum initial and subsequent Purchase Payments permitted under your contract. These amounts depend upon whether a contract is Qualified or Non-qualified for tax purposes. FOR FURTHER EXPLANATION, SEE TAXES ON PAGE 18.

-----------------------------------------------------------
                                              Minimum
                       Minimum Initial       Subsequent
                       Purchase Payment   Purchase Payment
-----------------------------------------------------------
      Qualified             $2,000              $250
-----------------------------------------------------------
    Non-Qualified           $5,000              $500
-----------------------------------------------------------

Prior Company approval is required to accept Purchase Payments greater than $1,000,000. Also, the optional automatic payment plan allows you to make subsequent Purchase Payments of as little as $20.00.

We may refuse any Purchase Payment. In general, we will not issue a Qualified contract to anyone who is age 70 1/2 or older, unless it is shown that the minimum distribution required by the IRS is being made. In addition we may not issue a contract to anyone over age 90.

ALLOCATION OF PURCHASE PAYMENTS

We invest your Purchase Payments in the fixed and variable investment options according to your instructions. If we receive a Purchase Payment without allocation instructions, we invest the money according to your last allocation instructions. SEE INVESTMENT OPTIONS ON THIS PAGE.

In order to issue your contract, we must receive your completed application, Purchase Payment allocation instructions and any other required paperwork at our principal place of business. We allocate your initial purchase payment within two days of receiving it. If we do not have complete information necessary to issue your contract, we will contact you. If we do not have the information necessary to issue your contract within 5 business days we will:

     - Send your money back to you, or;

     - Ask your permission to keep your money until we get the information necessary to issue the contract.

ACCUMULATION UNITS

When you allocate a Purchase Payment to the Variable Portfolios, we credit your contract with Accumulation Units of the separate account. The value of an Accumulation Unit goes up and down based on the performance of the Variable Portfolios.

We calculate the value of an Accumulation Unit each day that the New York Stock Exchange ("NYSE") is open as follows:

     1. We determine the total value of money invested in a particular Variable Portfolio;

     2. We subtract from that amount all applicable contract charges; and

     3. We divide this amount by the number of outstanding Accumulation Units.

We determine the number of Accumulation Units credited to your contract by dividing the Purchase Payment, less the applicable sales charge, by the Accumulation Unit value for the specific Variable Portfolio.

     EXAMPLE:

     We receive a $50,000 Purchase Payment from you on Wednesday which you allocate to the Global Bond Portfolio. After we deduct the sales charge, the net amount to be invested is $47,625. We determine that the value of an Accumulation Unit for the Global Bond Portfolio is $11.10 when the NYSE closes on Wednesday. We then divide $47,625 by $11.10 and credit your contract on Wednesday night with 4290.54 Accumulation Units for the Global Bond Portfolio.

Performance of the Variable Portfolios and the charges and expenses under your contract affect Accumulation Unit values. These factors cause the value of your contract to go up and down.

FREE LOOK

You may cancel your contract within ten days after receiving it (or longer if required by state law). We call this a "free look." To cancel, you must mail the contract along with your free look request to our Annuity Service Center at P.O. Box 54299, Los Angeles, California 90054-0299. We will refund the value of your contract on the day we receive your request. The amount refunded may be more or less than the amount you originally invested.

Certain states require us to return your Purchase Payments upon a free look request. Additionally all contracts issued as an IRA require the full return of Purchase Payments upon a free look. With respect to those contracts, we reserve the right to put your money in the Cash Management Portfolio during the free look period. If you cancel your contract during the free look period, we return your Purchase Payment or the value of your contract, whichever is larger. At the end of the free look period, we allocate your money according to your instructions.

----------------------------------------------------------------
----------------------------------------------------------------
                               INVESTMENT OPTIONS
----------------------------------------------------------------
----------------------------------------------------------------

VARIABLE PORTFOLIOS

The contract currently offers 26 Variable Portfolios. These Variable Portfolios invest in shares of the Anchor Series Trust and the SunAmerica Series Trust (the "Trusts"). Additional Variable Portfolios may be available in the future. The

Variable Portfolios operate similarly to a mutual fund but are only available through the purchase of certain insurance contracts.

SunAmerica Asset Management Corp., an indirect wholly owned subsidiary of SunAmerica Inc., is the investment adviser to the Trusts. The Trusts serve as the underlying investment vehicles for other variable annuity contracts issued by Anchor National, and other affiliated/unaffiliated insurance companies. Neither Anchor National nor the Trusts believe that offering shares of the Trusts in this manner disadvantages you. The adviser monitors the Trusts for potential conflicts.

The Variable Portfolios along with their respective subadvisers are listed below:

     ANCHOR SERIES TRUST

Wellington Management Company, LLP serves as subadviser to the Anchor Series Trust Portfolios. Anchor Series Trust has Variable Portfolios in addition to those listed below which are not available for investment under the contract. The 3 available Variable Portfolios are:

  MANAGED BY WELLINGTON MANAGEMENT COMPANY, LLP

     - Capital Appreciation Portfolio
     - Growth Portfolio
     - Government and Quality Bond Portfolio

     SUNAMERICA SERIES TRUST

Various subadvisers provide investment advice for the SunAmerica Series Trust Portfolios. SunAmerica Series Trust has Variable Portfolios in addition to those listed below which are not available for investment under the contract. The 23 available Variable Portfolios and the subadvisers are:

  MANAGED BY ALLIANCE CAPITAL MANAGEMENT L.P.

    - Global Equities Portfolio
    - Alliance Growth Portfolio
    - Growth Income Portfolio

  MANAGED BY DAVIS SELECTED ADVISERS, L.P.

    - Venture Value Portfolio
    - Real Estate Portfolio

  MANAGED BY FEDERATED INVESTORS

    - Federated Value Portfolio
    - Utility Portfolio
    - Corporate Bond Portfolio

  MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT/GOLDMAN
  SACHS ASSET MANAGEMENT INTERNATIONAL

    - Asset Allocation Portfolio
    - Global Bond Portfolio

  MANAGED BY MASSACHUSETTS FINANCIAL SERVICES

    - Mid-Cap Growth Portfolio
    - Investors Portfolio
    - Total Return Portfolio

  MANAGED BY MORGAN STANLEY ASSET MANAGEMENT INC.

    - International Diversified Equities Portfolio
    - Worldwide High Income Portfolio

  MANAGED BY PUTNAM INVESTMENT MANAGEMENT

    - Putnam Growth Portfolio
    - International Growth and Income Portfolio
    - Emerging Markets Portfolio

  MANAGED BY SUNAMERICA ASSET MANAGEMENT, INC.

    - Aggressive Growth Portfolio
    - "Dogs" of Wall Street Portfolio
    - SunAmerica Balanced Portfolio
    - High-Yield Bond Portfolio
    - Cash Management Portfolio

YOU SHOULD READ THE PROSPECTUSES FOR THE TRUSTS CAREFULLY. THESE PROSPECTUSES CONTAIN DETAILED INFORMATION ABOUT THE PORTFOLIOS, INCLUDING EACH VARIABLE PORTFOLIO'S INVESTMENT OBJECTIVE AND RISK FACTORS.

FIXED ACCOUNT OPTIONS

The contract also offers fixed account options for periods of 1, 3, 5, 7 or 10 years. We call these time periods guarantee periods. In addition, we have 6-month and 1-year Dollar Cost Averaging ("DCA") fixed accounts available under the contract which provide a fixed interest rate for limited periods of time when participating in the DCA program.

All of these fixed account options pay interest at rates set and guaranteed by Anchor National. Interest rates may differ from time to time and are set at our sole discretion. We will never credit less than a 3% compounded effective yield to any of the fixed account options. The interest rate offered for new Purchase Payments may differ from that offered for subsequent Purchase Payments and money already in the fixed account options. In addition, different guarantee periods offer different interest rates. Once established, the rates for specified payments do not change during the specified period.

When a guarantee period ends, you may leave your money in the same guarantee period. You may also reallocate your money to another fixed account option or to the Variable Portfolios. If you want to reallocate your money you must contact us within 30 days after the end of the current guarantee period and instruct us how to reallocate the money. If we do not hear from you, we will keep your money in the same guarantee period where it will earn the renewal interest rate applicable at that time.

The 6-month and 1-year fixed account options are not registered under the Securities Act of 1933 and are not subject to other provisions of the Investment Company Act of 1940.

MARKET VALUE ADJUSTMENT ("MVA")

NOTE: THE FOLLOWING DISCUSSION APPLIES TO THE 3, 5, 7 and 10-YEAR FIXED ACCOUNT OPTIONS, ONLY.

THESE OPTIONS ARE NOT AVAILABLE IN ALL STATES. PLEASE CONTACT YOUR EDWARD JONES INVESTMENT REPRESENTATIVE FOR MORE INFORMATION.

If you take money out of the 3, 5, 7 or 10-year fixed account options before the end of the guarantee period, we make an adjustment to your contract (the "MVA"). The MVA reflects any difference in the interest rate environment between the time you place your money in the fixed account option and the time when you withdraw that money. This adjustment can increase or decrease your contract value. You have 30 days after the end of each guarantee period to reallocate your funds without incurring any MVA.

We calculate the MVA by doing a comparison between current rates and the rate being credited to you in the fixed account option. For the current rate we use a rate being offered by us for a guarantee period that is equal to the time remaining in the guarantee period from which you seek withdrawal. If we are not currently offering a guarantee period for that period of time, we determine an applicable rate by using a formula to arrive at a number between the interest rates currently offered for the two closest periods available.

Generally, if interest rates drop between the time you put your money into the fixed account options and the time you take it out, we credit a positive adjustment to your contract. Conversely, if interest rates increase during the same period, we post a negative adjustment to your contract.

Where the MVA is negative, we first deduct the adjustment from any money remaining in the fixed account option. If there is not enough money in the fixed account option to meet the negative deduction, we deduct the remainder from your withdrawal. Where the MVA is positive, we add the adjustment to your withdrawal amount.

APPENDIX A shows how we calculate the MVA.

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase you may transfer funds between the Variable Portfolios and/or the fixed account options. Funds already in your contract cannot be transferred into the DCA fixed accounts. You must transfer at least $100. If less than $100 will remain in any Variable Portfolio after a transfer, that amount must be transferred as well.

You may request transfers of your account value between the Variable Portfolios and/or the fixed account options in writing or by telephone. We currently allow 15 free transfers per contract per year. We charge $25 ($10 in Pennsylvania and Texas) for each additional transfer in any contract year. Transfers resulting from your participation in the DCA program count against your 15 free transfers per contract year. However, transfers resulting from your participation in the automatic asset rebalancing program do not count against your 15 free transfers.

We accept transfer requests by telephone unless you tell us not to on your contract application. Additionally, in the future you may be able to execute transfers or other financial transactions over the internet. When receiving instructions over the telephone, we follow appropriate procedures to provide reasonable assurance that the transactions executed are genuine. Thus, we are not responsible for any claim, loss or expense from any error resulting from instructions received over the telephone.

Upon implementation of internet account transfers we will have appropriate procedures in place to provide reasonable assurance that the transactions executed are genuine. Thus, we would not be responsible for any claim, loss or expense from any error resulting from instructions received over the internet. If we fail to follow our procedures, we may be liable for any losses due to unauthorized or fraudulent instructions.

We may limit the number of transfers in any contract year or refuse any transfer request for you or others invested in the contract if we believe that:

     - Excessive trading or a specific transfer request or group transfer requests may have a detrimental effect on unit values or the share prices of the underlying Variable Portfolios; or

     - The underlying Variable Portfolios inform us that they need to restrict the purchase or redemption of the shares because of excessive trading or because a specific transfer or group of transfers is deemed to have a detrimental effect on share prices of affected underlying Variable Portfolios.

Where permitted by law, we may accept your authorization for a third party to make transfers for you subject to our rules. We reserve the right to suspend or cancel such acceptance at any time and will notify you accordingly. Additionally, we may restrict the investment options available for transfers during any period in which such third party acts for you. We notify such third party beforehand regarding any restrictions. However, we will not enforce these restrictions if we are satisfied that:

     - such third party has been appointed by a court of competent jurisdiction to act on your behalf; or

     - such third party is a trustee/fiduciary for you or appointed by you to act on your behalf for all your financial affairs.

We may provide administrative or other support services to independent third parties you authorize to make transfers on your behalf. We do not currently charge you extra for providing these support services. This includes, but is not limited to, transfers between investment options in accordance with market timing strategies. Such independent third parties may or may not be appointed with us for the sale of annuities. However, WE DO NOT ENGAGE ANY THIRD PARTIES TO OFFER INVESTMENT ALLOCATION SERVICES OF ANY TYPE. WE

TAKE NO RESPONSIBILITY FOR THE INVESTMENT ALLOCATION AND TRANSFERS TRANSACTED ON YOUR BEHALF BY SUCH THIRD PARTIES OR FOR ANY INVESTMENT ALLOCATION RECOMMENDATIONS MADE BY SUCH PARTIES.

For information regarding transfers during the Income Phase, SEE INCOME OPTIONS ON PAGE 14.

We reserve the right to modify, suspend, waive or terminate these transfer provisions at any time.

DOLLAR COST AVERAGING

The DCA program allows you to invest gradually in the Variable Portfolios. Under the program you systematically transfer a set dollar amount or percentage of portfolio value from one Variable Portfolio or the 1-year fixed account option (source accounts) to any other Variable Portfolio. Transfers may be monthly or quarterly. You may change the frequency at any time by notifying us in writing. The minimum transfer amount under the DCA program is $100, regardless of the source account.

We also offer the 6-month and a 1-year DCA fixed accounts exclusively to facilitate this program. The DCA fixed accounts only accept new Purchase Payments. You cannot transfer money already in your contract into these options. If you allocate a Purchase Payment into a DCA fixed account, we transfer all your money allocated to that account into the Variable Portfolios over the selected 6-month or 1-year period. You cannot change the option or the frequency of transfers once selected.

If allocated to the 6-month DCA fixed account, we transfer your money over a maximum of 6 monthly transfers. We base the actual number of transfers on the total amount allocated to the account. For example, if you allocate $500 to the 6-month DCA fixed account, we transfer your money over a period of five months, so that each payment complies with the $100 per transfer minimum.

We determine the amount of the transfers from the 1-year DCA fixed account based on

     - the total amount of money allocated to the account, and

     - the frequency of transfers selected.

For example, let's say you allocate $1,000 to the 1-year DCA account. You select monthly transfers. We completely transfer all of your money to the selected investment options over a period of ten months.

You may terminate your DCA program at any time. If money remains in the DCA fixed accounts, we transfer the remaining money to the 1-year fixed account option, unless we receive different instructions from you. Transfers resulting from a termination of this program do not count towards your 15 free transfers.

The DCA program is designed to lessen the impact of market fluctuations on your investment. However, we cannot ensure that you will make a profit. When you elect the DCA program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want to gradually move $750 each quarter from the Cash Management Portfolio to the Aggressive Growth Portfolio over six quarters. You set up dollar cost averaging and purchase Accumulation Units at the following values:

-------------------------------------------
                ACCUMULATION      UNITS
   QUARTER          UNIT        PURCHASED
-------------------------------------------
      1            $ 7.50          100
      2            $ 5.00          150
      3            $10.00          75
      4            $ 7.50          100
      5            $ 5.00          150
      6            $ 7.50          100
-------------------------------------------

     You paid an average price of only $6.67 per Accumulation Unit over six quarters, while the average market price actually was $7.08. By investing an equal amount of money each month, you automatically buy more Accumulation Units when the market price is low and fewer Accumulation Units when the market price is high. This example is for illustrative purposes only.

ASSET ALLOCATION REBALANCING

Earnings in your contract may cause the percentage of your investment in each investment option to differ from your original allocations. The automatic asset rebalancing program addresses this situation. At your election, we periodically rebalance your investments to return your allocations to their original percentages.

Asset rebalancing may involve shifting a portion of your money out of an investment option with a higher return into an investment option with a lower return. You request quarterly, semiannual or annual rebalancing. Transfers made as a result of rebalancing do not count against your 15 free transfers for the contract year.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want your initial Purchase Payment split between two Variable Portfolios. You want 50% in the Corporate Bond Portfolio and 50% in the Growth Portfolio. Over the next calendar quarter, the bond market does very well while the stock market performs poorly. At the end of the calendar quarter, the Corporate Bond Portfolio now represents 60% of your holdings because it has increased in value and the Growth Portfolio represents 40% of your holdings. If you had chosen quarterly rebalancing, on the last day of that quarter, we would sell some of your units in the Corporate Bond Portfolio to bring its holdings back to 50% and use the money to buy more units in the Growth Portfolio to increase those holdings to 50%.

PRINCIPAL ADVANTAGE PROGRAM

The principal advantage program allows you to invest in one or more Variable Portfolios without putting your principal at direct risk. The program accomplishes this by allocating your investment strategically between the fixed account options and Variable Portfolios. You decide how much you want to invest and approximately when you want a return of principal. We calculate how much of your Purchase Payment to allocate to the particular fixed account option to ensure that it grows to an amount equal to your total principal invested under this program. We invest the rest of your principal in the Variable Portfolio(s) of your choice.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want to allocate a portion of your initial Purchase Payment of $100,000 to the fixed account option after we deduct sales charges. You want the amount allocated to the fixed account option to grow to $100,000 in 7 years. If the 7-year fixed account option is offering a 7% interest rate, we will allocate $62,275 to the 7-year fixed account option to ensure that this amount will grow to $100,000 at the end of the 7-year period. The remaining $37,725 may be allocated among the Variable Portfolios, as determined by you, to provide opportunity for greater growth.

VOTING RIGHTS

Anchor National is the legal owner of the Trusts' shares. However, when a Variable Portfolio solicits proxies in conjunction with a vote of shareholders, we must obtain your instructions on how to vote those shares. We vote all of the shares we own in proportion to your instructions. This includes any shares we own on our own behalf. Should we determine that we are no longer required to comply with these rules, we will vote the shares in our own right.

SUBSTITUTION

If Variable Portfolios become unavailable for investment, we may be required to substitute shares of another Variable Portfolio. We will seek prior approval of the SEC and give you notice before substituting shares.
----------------------------------------------------------------
----------------------------------------------------------------
                              ACCESS TO YOUR MONEY
----------------------------------------------------------------
----------------------------------------------------------------

You can access money in your contract in two ways:

     - by making a partial or total withdrawal, and/or;

     - by receiving income payments during the Income Phase. (SEE INCOME OPTIONS ON PAGE 14.)

We deduct a MVA if a partial withdrawal comes from the 3, 5, 7 or 10-year fixed account prior to the end of the guarantee period. Additionally, we also deduct a CDSC of 0.50% from any withdrawal amount coming from a Purchase Payment of $1 million or more made within 12 months prior to your withdrawal request. When calculating the CDSC, we treat withdrawals as coming first from the Purchase Payments that have been in your contract the longest. If you withdraw your entire contract value, we also deduct premium taxes. (SEE EXPENSES ON PAGE 11.)

Under certain qualified plans, access to the money in your contract may be restricted. Additionally, withdrawals made prior to age 59 1/2 may result in a 10% IRS penalty tax. (SEE TAXES ON PAGE 17.)

Under most circumstances, the partial withdrawal minimum is $1,000. We require that the value left in any investment option be at least $100, after the withdrawal. You must send a written withdrawal request. Unless you provide us with different instructions, partial withdrawals will be made pro rata from each Variable Portfolio and the fixed account option(s) in which your contract is invested.

We may be required to suspend or postpone the payment of a withdrawal for any period of time when: (1) the NYSE is closed (other than a customary weekend and holiday closings); (2) trading with the NYSE is restricted; (3) an emergency exists such that disposal of or determination of the value of shares of the Variable Portfolios is not reasonably practicable; (4) the SEC, by order, so permits for the protection of contract owners.

Additionally, we reserve the right to defer payments for a withdrawal from a fixed account option. Such deferrals are limited to no longer than six months.

SYSTEMATIC WITHDRAWAL PROGRAM

During the Accumulation Phase, you may elect to receive periodic income payments under the systematic withdrawal program. Under the program you may choose to take monthly, quarterly, semiannual or annual payments from your contract. Electronic transfer of these funds to your bank account is available. The minimum amount of each withdrawal is $250. There must be at least $500 remaining in your contract at all times. Withdrawals may be taxable and a 10% IRS penalty tax may apply if you are under age 59 1/2. There is no additional charge for participating in this program, although a CDSC and a MVA may apply. (SEE EXPENSES ON PAGE 11.) We reserve the right to modify, suspend or terminate this program at any time.

MINIMUM CONTRACT VALUE

Where permitted by state law, we may terminate your contract if both of the following occur: (1) your contract is less than $500 as a result of withdrawals; and (2) you have not made any Purchase Payments during the past three years. We will provide you with sixty days written notice. At the end of the notice period, we will distribute the contract value to you.

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                                 DEATH BENEFIT
----------------------------------------------------------------
----------------------------------------------------------------

If you die during the Accumulation Phase of your contract, we pay a death benefit to your Beneficiary. At the time you purchase your contract, you must select one of the two death benefits described below. Once selected, you can not change your death benefit option. You should discuss the available options with your Edward Jones investment representative to determine which option is best for you.

OPTION 1 - PURCHASE PAYMENT ACCUMULATION OPTION

The death benefit is the greater of:

     1. the value of your contract at the time we receive satisfactory proof of death; or

     2. total Purchase Payments less withdrawals (and any fees or charges applicable to such withdrawals), compounded at a 4% annual growth rate until the date of death (3% growth rate if 70 or older at the time of contract issue); or

     3. the value of your contract on the seventh contract anniversary, plus any Purchase Payments and less any withdrawals (and any fees or charges applicable to such withdrawals) since the seventh contract anniversary, all compounded at a 4% annual growth rate until the date of death (3% growth rate if age 70 or older at the time of contract issue).

OPTION 2 - MAXIMUM ANNIVERSARY OPTION

The death benefit is the greater of:

     1. the value of your contract at the time we receive satisfactory proof of death; or

     2. total Purchase Payments less any withdrawals (and any fees or charges applicable to such withdrawals); or

     3. the maximum anniversary value on any contract anniversary prior to your 81st birthday. The anniversary value equals the value of your contract on a contract anniversary plus any Purchase Payments and less any withdrawals (and any fees or charges applicable to such withdrawals) since that contract anniversary.

If you are age 90 or older at the time of death and selected the option 2 death benefit, the death benefit will be equal to the value of your contract at the time we receive satisfactory proof of death. Accordingly, you do not get the advantage of option 2 if:

     - you are over age 80 at the time of contract issue, or

     - you are 90 or older at the time of your death.

We do not pay the death benefit if you die after you switch to the Income Phase. However, if you die during the Income Phase, your Beneficiary receives any remaining guaranteed income payments in accordance with the income option you selected. (SEE INCOME OPTIONS ON PAGE 14.)

You name your Beneficiary. You may change the Beneficiary at any time, unless you previously made an irrevocable Beneficiary designation.

We pay the death benefit when we receive satisfactory proof of death. We consider the following satisfactory proof of death:

     1. a certified copy of the death certificate; or

     2. a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

     3. a written statement by a medical doctor who attended the deceased at the time of death; or

     4. any other proof satisfactory to us.

We may require additional proof before we pay the death benefit.

The death benefit payment must begin immediately upon receipt of all necessary documents. In any event, the death benefit must be paid within 5 years of the date of death unless the Beneficiary elects to have it payable in the form of an income option. If the Beneficiary elects an income option, it must be paid over the Beneficiary's lifetime or for a period not extending beyond the Beneficiary's life expectancy. Payments must begin within one year of your death.

If the Beneficiary is the spouse of a deceased owner, he or she can elect to continue the contract at the then current value. If the Beneficiary/spouse continues the contract, we do not pay a death benefit to him or her.

If a Beneficiary does not elect a specific form of pay out within 60 days of our receipt of proof of death, we pay a lump sum death benefit to the Beneficiary.
----------------------------------------------------------------
----------------------------------------------------------------
                                    EXPENSES
----------------------------------------------------------------
----------------------------------------------------------------

There are charges and expenses associated with your contract. These charges and expenses reduce your investment return. We will not increase these fees and charges under your contract. Some states may require that we charge less than the amounts described below.

INSURANCE CHARGES

The amount of this charge is 0.85% annually, of the value of your contract invested in the Variable Portfolios. We deduct the charge daily.

The insurance charge compensates us for the mortality and expense risks assumed by Anchor National.

If these charges do not cover all of our expenses, we will pay the difference. Likewise, if these charges exceed our expenses, we will keep the difference.

SALES CHARGE

We apply an up-front sales charge against each Purchase Payment you put into your contract. The sales charge equals a percentage of each Purchase Payment and varies with the size of your Purchase Payment according to the following schedule:


-------------------------------------------------------
                                        SALES CHARGE
                                     AS A PERCENTAGE OF
                                       GROSS PURCHASE
     AMOUNT OF PURCHASE PAYMENT       PAYMENT INVESTED
-------------------------------------------------------
  Less than $50,000                        5.75%
  $50,000 but less than $100,000           4.75%
  $100,000 but less than $250,000          3.50%
  $250,000 but less than $500,000          2.50%
  $500,000 but less than $1,000,000        2.00%
  $1,000,000 or more                       0.50%*
-------------------------------------------------------

* A contingent deferred sales charge of 0.50% applies to withdrawals made within 12 months of such Purchase Payment. SEE PURCHASE PAYMENTS SUBJECT TO A CONTINGENT DEFERRED SALES CHARGE ON PAGE 13.

We call the above Purchase Payment levels "breakpoints." You can reduce your sales charge by increasing the amount of your Purchase Payment to the next breakpoint. For example, a Purchase Payment of $50,000 brings you to the first breakpoint and entitles you to a reduced sales charge of 4.75%.

REDUCTION OF SALES CHARGE

You may also be entitled to a reduced sales charge if you (1) sign a letter of intent and invest a combined Purchase Payment amount of $50,000 or more within a 13-month period; and/or (2) have related contracts with us which qualify for rights of accumulation privileges.

LETTER OF INTENT

A letter of intent allows you to set your own investment goal of $50,000 or more over a 13-month period. We base the sales charge on any Purchase Payment you make during the 13-month period on your investment goal. In essence, we reduce your sales charge on Purchase Payments made during the 13-month period as though the total amount of Purchase Payments (your investment goal) is invested as one lump-sum.

     EXAMPLE:

     Assume as part of your contract application you sign a letter of intent indicating an investment goal of $50,000 over a 13-month period. The sales charge corresponding to your investment goal is 4.75%. You make an initial Purchase Payment of $20,000. We deduct a reduced sales charge of 4.75% from your initial Purchase Payment. Two months later you make a subsequent Purchase Payment of $10,000. We again deduct a reduced sales charge of 4.75% from your Purchase Payment. Without a letter of intent the sales charge for each Purchase Payment would have been 5.75%.

You may elect to participate in the letter of intent program at any time. However, we do not retroactively reduce sales charges on Purchase Payments made before we receive your letter of intent. If you choose to participate in this program at the time you apply for the contract, you must complete the letter of intent section on the application. If you elect to participate in the program after your contract is issued, you must complete the appropriate form. The letter of intent form is available from our Annuity Service Center.

You are not obligated to reach your investment goal. If you do not achieve your investment goal by the end of the 13-month period, we will deduct from your contract the difference between (1) the sales charge applicable to the actual amount of Purchase Payments you made during the period and (2) the sales charge you actually paid. These charges will be deducted from your contract as of the date we received each Purchase Payment.

If you exceed your investment goal and reach the next breakpoint, the sales charge deducted is based on the next breakpoint level. However, we do not retroactively reduce sales charges on previous Purchase Payments.

At any time during the 13-month period, you may increase your investment goal. You must inform us in writing. We include Purchase Payments received during the 90 days prior to your notice in determining the sales charge on Purchase Payments made from the date of notice through the end of the original 13-month period.

We reserve the right to modify, suspend or terminate this program at any time.

RIGHTS OF ACCUMULATION

You may qualify for a reduced sales charge through rights of accumulation. Rights of accumulation involves combining your current Purchase Payment with your current contract value on this contract and/or the current contract values of qualifying related contracts. If through accumulation you reach the next breakpoint level, we reduce your sales charge accordingly.

Related contracts include other Anchor National contracts owned by you, your spouse and your children under age 21.

There may be other requirements for qualification. For information on which related contracts qualify for rights of accumulation privileges, please contact your Edward Jones investment representative.

In order to use rights of accumulation to reduce your sales charge, you or your Edward Jones investment representative must inform us in writing of the related contracts. We will assign a rights of accumulation number to your contract. When making a Purchase Payment, you or your Edward Jones investment representative must submit your rights of accumulation number.

The sales charge for Purchase Payments submitted with a rights of accumulation number will be based on the breakpoint corresponding to the sum of (1) your Purchase Payment; (2) your current contract value; and (3) the current contract values of your related contracts.

     EXAMPLE:

     Assume your contract has a current value of $20,000. You have a second contract with us which qualifies for rights of accumulation that has a current value of $25,000. You make a $5,000 Purchase Payment and include your rights of accumulation number with your payment. To determine the sales charge applicable to your Purchase Payment we first calculate the sum of (1) your current contract value ($20,000); (2) the current contract value of your related contract ($25,000); and (3) your current Purchase Payment ($5,000). The sum of these values is $50,000. We deduct the sales charge corresponding to a $50,000 Purchase Payment, or 4.75%, from your $5,000 Purchase Payment.

We reserve the right to modify, suspend or terminate this program at any time.

PURCHASE PAYMENTS SUBJECT TO A CONTINGENT DEFERRED SALES CHARGE

If you take a withdrawal within 12 months of making a Purchase Payment of $1,000,000 or more, we deduct a contingent deferred sales charge (a "CDSC") of 0.50% from any portion of the withdrawal coming from that Purchase Payment. Purchase Payments of $1,000,000 or more which are in your contract for longer than 12 months are not subject to the CDSC.

When calculating the CDSC, we treat withdrawals as coming first from the Purchase Payments that have been in your contract the longest. However, for tax purposes, your withdrawals are considered earnings first, then Purchase Payments.

Whenever possible, we deduct the CDSC from the money remaining in your contract. If you fully surrender your contract value during the 12 months following our receipt of a Purchase Payment of $1,000,000 or more, we deduct the CDSC from the amount withdrawn. We waive the CDSC on death benefits paid during that 12-month period.

Withdrawals made prior to age 59 1/2 may result in a 10% IRS penalty tax. SEE TAXES ON PAGE 17.

INVESTMENT CHARGES

Charges are deducted from your Variable Portfolios for the advisory and other expenses of the Variable Portfolios. THE FEE TABLES LOCATED AT PAGE 3 illustrate these charges and expenses. For more detailed information on these investment charges, refer to the prospectuses for the Trusts, enclosed or attached.

TRANSFER FEE

We currently permit 15 free transfers between investment options each contract year. We charge you $25 for each additional transfer that contract year ($10 in Pennsylvania and Texas). SEE INVESTMENT OPTIONS ON PAGE 6.

PREMIUM TAX

Certain states charge the Company a tax on the premiums you pay into the contract. We deduct from your contract these premium tax charges. Currently we deduct the charge for premium taxes when you take a full withdrawal or begin the Income Phase of the contract. In the future, we may assess this deduction at the time you put Purchase Payment(s) into the contract or upon payment of a death benefit.

APPENDIX B provides more information about premium taxes.

INCOME TAXES

We do not currently deduct income taxes from your contract. We reserve the right to do so in the future.

REDUCTION OR ELIMINATION OF CHARGES AND EXPENSES, AND ADDITIONAL AMOUNTS
CREDITED

Sometimes sales of the contracts to groups of similarly situated individuals may lower our administrative and/or sales expenses. We reserve the right to reduce or waive certain charges and expenses when this type of sale occurs. In addition, we may also credit additional interest to policies sold to such groups. We determine which groups are eligible for such treatment. Some of the criteria we evaluate to make a determination are: size of the group; amount of expected Purchase Payments; relationship existing between us and prospective purchaser; nature of the purchase; length of time a group of contracts is expected to remain active; purpose of the purchase and whether that purpose increases the likelihood that our expenses will be reduced; and/or any other factors that we believe indicate that administrative and/or sales expenses may be reduced.

Anchor National may make such a determination regarding sales to its employees, it affiliates' employees and employees of currently contracted broker-dealers; its registered representatives and immediate family members of all of those described.

We reserve the right to change or modify any such determination or the treatment applied to a particular group, at any time.

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                                 INCOME OPTIONS
----------------------------------------------------------------
----------------------------------------------------------------

ANNUITY DATE

During the Income Phase, we use the money accumulated in your contract to make regular income payments to you. You may switch to the Income Phase any time after your 2nd contract anniversary. You select the month and year in which you want income payments to begin. The first day of that month is the Annuity Date. You may change your Annuity Date, so long as you do so at least seven days before the income payments are scheduled to begin. Once you begin receiving income payments, you cannot change your income option.

Income payments must begin on or before your 90th birthday or on your tenth contract anniversary, whichever occurs later. If you do not choose an Annuity Date, your income payments will automatically begin on this date. Certain states may require your income payments to start earlier.

If the Annuity Date is past your 85th birthday, your contract could lose its status as an annuity under Federal tax laws. This may cause you to incur adverse tax consequences.

In addition, most qualified contracts require you to take minimum distributions after you reach age 70 1/2. SEE TAXES ON PAGE 17.

INCOME OPTIONS

Currently, this contract offers five income options. If you elect to receive income payments but do not select an option, your income payments will be made in accordance with option 4 for a period of 10 years. For income payments based on joint lives, we pay according to option 3.

We base our calculation of income payments on the life of the Annuitant and the annuity rates set forth in your contract. As the contract owner, you may change the Annuitant at any time prior to the Annuity Date. You must notify us if the Annuitant dies before the Annuity Date and designate a new Annuitant.

     OPTION 1 - LIFE INCOME ANNUITY

This option provides income payments for the life of the Annuitant. Income payments stop when the Annuitant dies.

     OPTION 2 - JOINT AND SURVIVOR LIFE ANNUITY

This option provides income payments for the life of the Annuitant and for the life of another designated person. Upon the death of either person, we will continue to make income payments during the lifetime of the survivor. Income payments stop whenever the survivor dies.

     OPTION 3 - JOINT AND SURVIVOR LIFE ANNUITY WITH 10 OR 20 YEARS GUARANTEED

This option is similar to option 2 above, with an additional guarantee of payments for at least 10 years. If the Annuitant and the survivor die before all of the payments have been made, the remaining payments are made to the Beneficiary under your contract.

     OPTION 4 - LIFE ANNUITY WITH 10 OR 20 YEARS GUARANTEED

This option is similar to option 1 above. In addition, this option provides a guarantee that income payments will be made for at least 10 or 20 years. You select the number of years. If the Annuitant dies before all guaranteed income payments are made, the remaining income payments go to the Beneficiary under your contract.

     OPTION 5 - INCOME FOR A SPECIFIED PERIOD

This option provides income payments for a guaranteed period, ranging from 5 to 30 years. If the Annuitant dies before all of the guaranteed income payments are made, the remaining income payments are made to the Beneficiary under your contract.

Please read the Statement of Additional Information ("SAI") for a more detailed discussion of the income options.

FIXED OR VARIABLE INCOME PAYMENTS

You can choose income payments that are fixed, variable or both. If at the date when income payments begin you are invested in the Variable Portfolios only, your income payments will be variable. If your money is only in fixed accounts at that time, your income payments will be fixed in amount. Further, if you are invested in both fixed and variable investment options when income payments begin, your payments will be fixed and variable. If income payments are fixed, Anchor National guarantees the amount of each payment. If the income payments are variable the amount is not guaranteed.

INCOME PAYMENTS

We make income payments on a monthly, quarterly, semi-annual or annual basis. You instruct us to send you a check or to have the payments direct deposited into your bank account. If state law allows, we distribute annuities with a contract value of $5,000 or less in a lump sum. Also, if the selected income option results in income payments of less than $50 per payment, we may decrease the frequency of the payments, state law allowing.

If you are invested in the Variable Portfolios after the Annuity Date your income payments vary depending on four things:

     - for life options, your age when payments begin, and;

     - the value of your contract in the Variable Portfolios on the Annuity Date, and;

     - the 3.5% assumed investment rate used in the annuity table for the contract, and;

     - the performance of the Variable Portfolios in which you are invested during the time you receive income payments.

If you are invested in both the fixed account options and the Variable Portfolios after the Annuity Date, the allocation of funds between the fixed and variable options also impacts the amount of your income payments.

TRANSFERS DURING THE INCOME PHASE

During the Income Phase, one transfer per month is permitted between the Variable Portfolios. No other transfers are allowed during the Income Phase.

DEFERMENT OF PAYMENTS

We may defer making fixed payments for up to six months, or less if required by law. Interest is credited to you during the deferral period.

THE INCOME PROTECTOR

This feature provides a future "safety net" in the event that, when you choose to begin receiving income payments, your contract has not performed within a historically anticipated range. The income protector feature offers you the ability to receive a guaranteed fixed minimum retirement income when you switch to the Income Phase. With the income protector you can know the level of minimum income that will be available to you if, when you chose to retire, down markets have negatively impacted your contract value. To receive income payments using this feature you must follow the appropriate steps set forth below.

The income protector provides three alternative levels of minimum retirement income. The base income protector is a standard feature of your contract, if the feature is available for sale in your state. There is no additional charge associated with the base feature. If elected, the income protector plus and income protector max alternatives can provide increased levels of minimum guaranteed income. We charge a fee for each of these alternatives. The amount of the fee and how to select an alternative level of income protection, if that is appropriate for you, is described below.

HOW WE DETERMINE THE AMOUNT OF YOUR MINIMUM GUARANTEED INCOME

We base the amount of minimum income available to you if you elect to receive income payments using the income protector upon a calculation we call the income benefit base. At the time your participation in the income protector program becomes effective, your income benefit base is equal to your contract value. For the base, participation is effective on the date of issue of your contract. For the plus or max alternatives, participation is effective on either the date of issue of the contract (if elected) or at the contract anniversary following your election of the plus or max alternative.

The income benefit base is only a calculation. It does not represent a contract value, nor does it guarantee performance of the Variable Portfolios in which you invest.

Your income benefit base increases if you make subsequent Purchase Payments and decreases if you withdraw money from your contract. The exact income benefit base calculation is equal to (a) plus (b) minus (c) where:

     (a) is,

          - for the first year of calculation, your contract value on the date your participation in the program became effective, or;

          - for each subsequent year of calculation, the income benefit base on the prior contract anniversary, and;

     (b) is the sum of all subsequent Purchase Payments made into the contract since the last contract anniversary, and;

     (c) is all withdrawals and applicable fees and charges since the last contract anniversary (excluding any MVA), in an amount proportionate to the amount by which such withdrawals decreased your contract value.

For the plus or max alternatives, the income benefit base accumulates at one of the following annual growth rates from the date your election in the alternative becomes effective through your election to begin receiving income under the program:

-----------------------------------------------------
       Alternative                Growth Rate
-----------------------------------------------------
The Income Protector Plus            3.25%
-----------------------------------------------------
 The Income Protector Max            6.50%
-----------------------------------------------------

The growth rates for the plus or max features cease on the contract anniversary following the Annuitant's 90th birthday.

CHOOSING THE APPROPRIATE LEVEL OF PROTECTION
FOR YOU

If you decide that you want the protection offered by the income protector plus or max feature, you must elect the alternative by completing the income protector election form available through our Annuity Service Center. You may only elect one of the alternatives and you can never change your election once made. Your income benefit base will begin accumulating at the applicable growth rate on the contract anniversary following our receipt of your completed election form. In order to obtain the benefit of the plus or max alternative you may not begin the Income Phase for at least seven years following your election of the plus or max feature. Thus, you must make your election prior to the later of:

     - your 83rd birthday, or

     - your 3rd contract anniversary.

STEP-UP OF YOUR INCOME BENEFIT BASE

If you have elected to pay for the higher levels of protection available through the income protector plus or max, you may also have the opportunity to "step-up" your income benefit base. The step-up feature allows you to increase your income benefit base to the amount of your contract value on your contract anniversary. You can only elect to step-up within the 30 days before your next contract anniversary. A seven year waiting period required prior to electing income payments through the income protector is restarted if you step-up your income benefit base. Thus, your last opportunity to step up is the later of :

     - your 83rd birthday, or

     - your 3rd contract anniversary.

You must complete the income protector election form to effect a step-up. The form is available from our Annuity Service Center.

Qualified contract holders should refer to the Note at the end of the income protector discussion.

ELECTING TO RECEIVE INCOME PAYMENTS

You may elect to begin the Income Phase of your contract using the income protector program ONLY within the 30 days after the seventh or later contract anniversary following the later of,

     - the effective date of your income protector participation, or

     - the contract anniversary of your most recent step-up.

The contract anniversary prior to your election to begin receiving income payments is your income benefit date. This is the date as of which we calculate your income benefit base to use in determining your guaranteed minimum fixed retirement income. Your final income benefit base is equal to (a) minus (b) where:

     (a) is your income benefit base as your income benefit date, and;

     (b) is any partial withdrawals of contract value and any charges applicable to those withdrawals (excluding any MVA) and any withdrawal charges otherwise applicable, calculated as if you fully surrender your contract as the income benefit date, and any applicable premium taxes.

To arrive at the minimum guaranteed retirement income available to you we apply the annuity rates stated in your income protector endorsement for the income option you select to your final income benefit base. You then choose if you would like to receive that income annually, quarterly or monthly for the time guaranteed under your selected income option. The income options available when using the income protector program to receive your retirement income are:

     - Life Annuity with 10 Years Guaranteed, or

     - Joint and Survivor Life Annuity with 20 Years Guaranteed

At the time you elect to begin receiving income payments, we will calculate your annual income using both your income benefit base and your contract value. We will use the same income option for each calculation, however, the annuity factors used to calculate your income under the income protector will be different. You will receive whichever provides a greater stream of income. If you elect to receive income payments using the income protector your income payments will be fixed in amount. You are not required to use the income protector to receive income payments. However, we will not refund fees paid for the income protector if you elect to receive income payments under the general provisions of your contract. YOU MAY NEVER NEED TO RELY UPON THE INCOME PROTECTOR, IF YOUR CONTRACT PERFORMS WITHIN A HISTORICALLY ANTICIPATED RANGE. ALTHOUGH, PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

FEES ASSOCIATED WITH THE INCOME PROTECTOR

The base income protector is a standard feature of your contract at no extra charge. If you elect the income protector plus or max, we charge a fee, as follows:

-----------------------------------------------------
                           Fee As A % of Your Income
       Alternative                Benefit Base
-----------------------------------------------------
The Income Protector Plus             .15%
-----------------------------------------------------
 The Income Protector Max             .30%
-----------------------------------------------------

Since the income benefit base is only a calculation and does not provide a contract value, we deduct the fee from your actual contract value beginning on the contract anniversary on which your participation in the program becomes effective.

After a step-up, the fee for the income protector max or plus will be based on your stepped-up income benefit base, and will be deducted from your contract value beginning on the effective date of the step-up.

If your contract is issued with the income protector program, and you elect the plus or max alternative (either at contract issue or some later date) we begin deducting the annual fee for the plus or max alternative on the contract anniversary when your alternative election becomes effective. If your contract is not issued with the income protector program and you elect the plus or max alternative at some later date, we begin deducting the annual fee on the contract anniversary following the date on which your participation in the program becomes effective.

It is important to note that once you elect either alternative, you may not cancel your election. We will deduct this charge from your contract value on every contract anniversary up to and including your income benefit date. Additionally, we deduct the entire annual fee from any full surrender of your contract requested prior to your contract anniversary.

NOTE TO QUALIFIED CONTRACT HOLDERS

Qualified contracts generally require that you select an income option which does not exceed your life expectancy. That restriction, if it applies to you, may limit the benefit of the income protector program. As discussed above, in order to utilize the income protector you must elect to receive income payments under one of two income options. If those income options exceed your life expectancy you may be prohibited from receiving your guaranteed fixed income under the program. If you own a Qualified contract to which this restriction applies and you elect the income protector max or plus, you may pay for this guarantee and not be able to realize the benefit.

Generally,

     - for the Life Annuity with 10 Years Guaranteed, you must elect to receive income payments before age 79, and

     - for the Joint and Survivor Life Annuity with 20 Years Guaranteed, both Annuitants must be 70 or younger or one of the Annuitants must be 65 or younger when you switch to the Income Phase. Other age combinations may be available.

You may wish to consult your tax advisor for information concerning your particular circumstances.

HYPOTHETICAL EXAMPLE OF THE OPERATION OF THE INCOME PROTECTOR

This table assumes $100,000 initial investment, net of sales charges, in a Non-qualified contract with no withdrawals, additional payments or premium taxes, no step-up and the election of optional income protector benefits at contract issue.

--------------------------------------------------------------------------------------------------------------------
                             Minimum annual income if you elect to receive income payments
     If at issue                             on contract anniversary . . .                         Income Protector
    you are . . .              7                 10                 15                 20            Benefit Level
--------------------------------------------------------------------------------------------------------------------
   Male                      6,108              6,672              7,716              8,832              Base
   age 60*                   8,046              9,633             12,971             17,313              Plus
                             9,995             13,132             20,647             32,178               Max
--------------------------------------------------------------------------------------------------------------------
   Female                    5,388              5,880              6,900              8,112              Base
   age 60*                   7,145              8,542             11,652             15,948              Plus
                             8,876             11,646             18,548             29,641               Max
--------------------------------------------------------------------------------------------------------------------
   Joint**                   4,716              5,028              5,544              5,928              Base
   Male-60                   6,290              7,353              9,442             11,785              Plus
   Female-60                 7,813             10,024             15,030             21,903               Max
--------------------------------------------------------------------------------------------------------------------

 * Life annuity with 10 years guaranteed
** Joint and survivor life annuity with 20 years guaranteed

----------------------------------------------------------------
----------------------------------------------------------------
                                     TAXES
----------------------------------------------------------------
----------------------------------------------------------------

NOTE: WE PREPARED THE FOLLOWING INFORMATION ON TAXES AS A GENERAL DISCUSSION OF THE SUBJECT. IT IS NOT TAX ADVICE. WE CAUTION YOU TO SEEK COMPETENT TAX ADVICE ABOUT YOUR OWN CIRCUMSTANCES. WE DO NOT GUARANTEE THE TAX STATUS OF YOUR ANNUITY. TAX LAWS CONSTANTLY CHANGE, THEREFORE WE CANNOT GUARANTEE THAT THE INFORMATION CONTAINED HEREIN IS COMPLETE AND/OR ACCURATE.

ANNUITY CONTRACTS IN GENERAL

The Internal Revenue Code ("IRC") provides for special rules regarding the tax treatment of annuity contracts. Generally, taxes on the earnings in your annuity contract are deferred until you take the money out. Different rules apply depending on how you take the money out and whether your contract is Qualified or Non-qualified.

If you do not purchase your contract under a pension plan, a specially sponsored employer program or an individual retirement account, your contract is referred to as a Non-qualified contract. A Non-qualified contract receives different tax treatment than a Qualified contract. In general, your cost basis in a Non-qualified contract is equal to the Purchase Payments you put into the contract. You have already been taxed on the cost basis in your contract.

If you purchase your contract under a pension plan, a specially sponsored employer program or as an individual retirement account, your contract is referred to as a Qualified contract. Examples of Qualified plans are: Individual Retirement Accounts ("IRAs"), Roth IRAs, Tax-Sheltered Annuities (referred to as 403(b) contracts), H.R. 10 Plans (referred to as Keogh Plans) and pension and profit sharing plans, including 401(k) plans. Typically you have not paid any tax on the Purchase Payments used to buy your contract and therefore, you have no cost basis in your contract.

TAX TREATMENT OF DISTRIBUTIONS -
NON-QUALIFIED CONTRACTS

If you make a withdrawal from a Non-qualified contract, the IRC treats such a withdrawal as first coming from the earnings and then as coming from your Purchase Payments. For annuity payments, any portion of each payment that is considered a return of your Purchase Payment will not be taxed. Withdrawn earnings are treated as income to you and are taxable. The IRC provides for a 10% penalty tax on any earnings that are withdrawn other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) in a series of substantially equal installments made for your life or for the joint lives of you and you Beneficiary; (5) under an immediate annuity; or (6) which come from Purchase Payments made prior to August 14, 1982.

TAX TREATMENT OF DISTRIBUTIONS - QUALIFIED CONTRACTS

Generally, you have not paid any taxes on the Purchase Payments used to buy a Qualified contract. Any amount of money you take out as a withdrawal or as income payments is taxable income. The IRC further provides for a 10% penalty tax on any withdrawal or income payment paid to you other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) in a series of substantially equal installments made for your life or for the joint lives of you and your Beneficiary; (5) to the extent such withdrawals do not exceed limitations set by the IRC for amounts paid during the taxable year for medical care; (6) to fund higher education expenses (as defined in IRC); (7) to fund certain first-time home purchase expenses; and, except in the case of an IRA, (8) when you separate from service after attaining age 55; and (9) when paid to an alternate payee pursuant to a qualified domestic relations order.

The IRC limits the withdrawal of Purchase Payments from certain Tax-Sheltered Annuities. Withdrawals can only be made when an owner: (1) reaches age 59 1/2;
(2) leaves his or her job; (3) dies; (4) becomes disabled (as defined in the IRC); or (5) experiences a hardship (as defined in the IRC). In the case of hardship, the owner can only withdraw Purchase Payments.

MINIMUM DISTRIBUTIONS

If you have a Qualified contract, distributions must begin by April 1 of the calendar year following the later of (1) the calendar year in which you attain age 70 1/2 or (2) the calendar year in which you retire.

DIVERSIFICATION

The IRC imposes certain diversification requirements on the underlying investments for a variable annuity. We believe that each underlying Variable Portfolios' management monitors the Variable Portfolios so as to comply with these requirements. To be treated as a variable annuity for tax purposes, the underlying investments must meet these requirements.

The diversification regulations do not provide guidance as to the circumstances under which you, because of the degree of control you exercise over the underlying investments, and not Anchor National, would be considered the owner of the shares of the Variable Portfolios. It is unknown to what extent owners are permitted to select investments, to make transfers among Variable Portfolios or the number and type of Variable Portfolios owners may select from. If any guidance is provided which is considered a new position, then the guidance would generally be applied prospectively. However, if such guidance is considered not to be a new position, it may be applied retroactively. This would mean you, as the owner of the contract, could be treated as the owner of the underlying Variable Portfolios. Due to the uncertainty in this area, we reserve the right to modify the contract in an attempt to maintain favorable tax treatment.

----------------------------------------------------------------
----------------------------------------------------------------
                                  PERFORMANCE
----------------------------------------------------------------
----------------------------------------------------------------

We advertise the Cash Management Portfolio's yield and effective yield. In addition, the other Variable Portfolios advertise total return, gross yield and yield-to-maturity. These figures represent past performance of the Variable Portfolios. These performance numbers do not indicate future results.

When we advertise performance for periods prior to the date the contracts were first issued, we derive the figures from the performance of the corresponding portfolios for the Trusts, if available. We modify these numbers to reflect charges and expenses as if the contract was in existence during the period stated in the advertisement. Figures calculated in this manner do not represent actual historic performance of the particular Variable Portfolio.

Consult the SAI for more detailed information regarding the calculation of performance data. The performance of each Variable Portfolio may also be measured against unmanaged market indices. The indices we use include but are not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, the Russell 1000 Growth Index, the Morgan Stanley Capital International Europe, Australia and Far East Index ("EAFE") and the Morgan Stanley Capital International World Index. We may compare the Variable Portfolios' performance to that of other variable annuities with similar objectives and policies as reported by independent ranking agencies such as Morningstar, Inc., Lipper Analytical Services, Inc. or Variable Annuity Research & Data Service ("VARDS").

Anchor National may also advertise the rating and other information assigned to it by independent industry ratings organizations. Some of those organizations are A.M. Best Company ("A.M. Best"), Moody's Investor's Service ("Moody's"), Standard & Poor's Insurance Rating Services ("S&P"), and Duff & Phelps. A.M. Best's and Moody's ratings reflect their current opinion of our financial strength and performance in comparison to others in the life and health insurance industry. S&P's and Duff & Phelps' ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurer's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Variable Portfolios.
----------------------------------------------------------------
----------------------------------------------------------------
                               OTHER INFORMATION
----------------------------------------------------------------
----------------------------------------------------------------

ANCHOR NATIONAL

Anchor National is a stock life insurance company originally organized under the laws of the state of California in April 1965. On January 1, 1996, Anchor National redomesticated under the laws of the state of Arizona.

Anchor National and its affiliates, SunAmerica Life Insurance Company, First SunAmerica Life Insurance Company, CalAmerica Life Insurance Company, SunAmerica National Life Insurance Company, SunAmerica Asset Management, Imperial Premium Finance, Inc., Resources Trust Company, and five broker-dealers, specialize in retirement savings and investment products and services. Business focuses include fixed and variable annuities, mutual funds, premium finance, broker-dealer services and trust administration services.

THE SEPARATE ACCOUNT

Anchor National originally established a separate account, Variable Annuity Account Seven ("separate account"), under Arizona law on August 28, 1998. The separate account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940, as amended.

Anchor National owns the assets in the separate account. However, the assets in the separate account are not chargeable with liabilities arising out of any other business conducted by Anchor National. Income gains and losses (realized and unrealized) resulting from assets in the separate account are credited to or charged against the separate account without regard to other income gains or losses of Anchor National.

THE GENERAL ACCOUNT

Money allocated to the fixed account options goes into Anchor National's general account. The general account consists of all of Anchor National's assets other than assets attributable to a separate account. All of the assets in the general account are chargeable with the claims of any Anchor National contract holders as well as all of its creditors. The general account funds are invested as permitted under state insurance laws.

DISTRIBUTION OF THE CONTRACT

This contract is sold exclusively by investment representatives affiliated with Edward Jones & Company. We pay commissions to these investment representatives for the sale of the contracts. We do not expect the total commissions to exceed 4.75% of your Purchase Payments. We may also pay a bonus to investment representatives for contracts which stay active for a particular period of time, in addition to standard commissions. The sales charges on your contract cover the cost of commissions we pay to the investment representative.

From time to time, we may pay or allow additional promotional incentives in the form of cash or other compensation. Promotional incentives may change at any time.

SunAmerica Capital Services, Inc., 733 Third Avenue, 4th Floor, New York, New York 10017 distributes the contracts. SunAmerica Capital Services is an affiliate of , a registered as a broker-dealer under the Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc.

ADMINISTRATION

We are responsible for the administrative servicing of your contract. Please contact our Annuity Service Center at 1-800-445-SUN2, if you have any comment, question or service request.

We send out transaction confirmations and quarterly statements. It is your responsibility to review these documents carefully and notify us of any inaccuracies immediately. We investigate all inquiries. To the extent that we believe we made an error, we retroactively adjust your contract, provided you notify us within 30 days of receiving the transaction confirmation or quarterly statement. Any other adjustments we deem warranted are made as of the time we receive notice of the error.

YEAR 2000

We rely significantly on computer systems and applications in our daily operations. Many of our systems are not presently year 2000 compliant, which means that because they have historically used only two digits to identify the year in a date, they will fail to distinguish dates in the "2000s" from dates in the "1900s." Anchor National's business, financial condition and results of operations could be materially and adversely affected by the failure of our systems and applications (and those operated by third parties interfacing with our systems and applications) to properly operate or manage these dates.

Anchor National has a coordinated plan to repair or replace these noncompliant systems and to obtain similar assurances from third parties interfacing with our systems and applications. In fiscal 1997, the Company's parent recorded on its books, a $15.0 million provision for estimated programming costs to repair noncompliant systems, of which $6.2 million was allocated to us. We are making expenditures which we expect will ultimately total $5.0 million to replace certain other noncompliant systems. Total expenditures relating to the repair of noncompliant systems will be capitalized by the Company's parent as software costs and will be paid for over future periods. Both phases of the project are progressing according to plan and we expect to substantially complete them by the end of calendar 1998. We will test both the repaired and replacement systems during calendar 1999.

In addition, we distributed a year 2000 questionnaire to our significant suppliers, distributors, financial institutions, lessors and others we do business with to evaluate their year 2000 compliance plans and state of readiness and to determine how our systems and applications may be affected by their failure to solve their own year 2000 issues. To date, however, we have only received preliminary feedback from such parties and have not independently confirmed any information received from other parties with respect to the year 2000 issues. Therefore, we cannot assure that such other parties will complete their year 2000 conversions in a timely fashion or will not suffer a year 2000 business disruption that may adversely affect our financial condition and results of operations.

Because we expect to complete our year 2000 conversion prior to any potential disruption to our business, we have not developed a comprehensive year 2000 contingency plan. Anchor National closely monitors the progression of its plan for compliance, and if necessary, would devote additional resources to assure the timely completion of our year 2000 plan. If we determine that our business is at material risk of disruption due to the year 2000 issue or anticipate that we will not complete our year 2000 conversion in a timely fashion, we will work to enhance our contingency plans.

The above statements are forward-looking. The costs of our year 2000 conversion, the date which we have set to complete such conversion and the possible risks associated with the year 2000 issue are based on our current estimates and are subject to various uncertainties that could cause the actual results to differ materially from our expectations. Such uncertainties include, among others, our success in identifying systems and applications that are not year 2000 compliant, the nature and amount of programming required to upgrade or replace each of the affected systems and applications, the availability of qualified personnel, consultants and other resources, and the success of the year 2000 conversion efforts of others.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the separate account. Anchor National and its subsidiaries engage in various kinds of routine litigation. In management's opinion, these matters are not of material importance to their respective total assets nor are they material with respect to the separate account.

OWNERSHIP

The [       ] Variable Annuity is a Flexible Payment Group Deferred Annuity
contract. We issue a group contract to a contract holder for the benefit of the participants in the group. As a participant in the group, you will receive a certificate which evidences your ownership. As used in this prospectus, the term contract refers to your certificate. In some states, a Flexible Payment Individual Modified Guaranteed and Variable Deferred Annuity contract is available instead. Such a contract is identical to the contract described in this prospectus, with the exception that we issue it directly to the owner.

CUSTODIAN

State Street Bank and Trust Company, 255 Franklin Street, Boston, Massachusetts 02110, serves as the custodian of the assets of the separate account. Anchor National pays State Street Bank for services provided, based on a schedule of fees.

ADDITIONAL INFORMATION

Anchor National is subject to the informational requirements of the Securities and Exchange Act of 1934 (as amended). We file reports and other information with the SEC to meet those requirements. You can inspect and copy this information at SEC public facilities at the following locations:

WASHINGTON, DISTRICT OF COLUMBIA
450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

CHICAGO, ILLINOIS
500 West Madison Street
Chicago, IL 60661

NEW YORK, NEW YORK
7 World Trade Center, 13th Fl.
New York, NY 10048

To obtain copies by mail contact the Washington, D.C. location. After you pay the fees as prescribed by the rules and regulations of the SEC, the required documents are mailed.

Registration statements under the Securities Act of 1933, as amended, related to the contracts offered by this prospectus are on file with the SEC. This prospectus does not contain all of the information contained in the registrations statement and its exhibits. For further information regarding the separate account, Anchor National and its general account, the Variable Portfolios and the contract, please refer to the registration statement and its exhibits.

The SEC also maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC by Anchor National.

SELECTED CONSOLIDATED FINANCIAL DATA

(Information to be filed by Amendment)

MANAGEMENT DISCUSSION AND ANALYSIS

(Information to be filed by Amendment)

PROPERTIES

(Information to be filed by Amendment)

DIRECTORS AND OFFICERS

(Information to be filed by Amendment)

EXECUTIVE COMPENSATION

(Information to be filed by Amendment)

SECURITY OWNERSHIP OF OWNERS AND MANAGEMENT

(Information to be filed by Amendment)

REGULATION

(Information to be filed by Amendment)

INDEPENDENT ACCOUNTS

(Information to be filed by Amendment)

----------------------------------------------------------------
----------------------------------------------------------------

                              TABLE OF CONTENTS OF
                      STATEMENT OF ADDITIONAL INFORMATION
----------------------------------------------------------------
----------------------------------------------------------------

Separate Account..............................      3
General Account...............................      3
Performance Data..............................      4
Income Payments...............................      8
Annuity Unit Values...........................      8
Taxes.........................................     11
Distribution of Contracts.....................     14
Financial Statements..........................     15

----------------------------------------------------------------
----------------------------------------------------------------
                              FINANCIAL STATEMENTS
----------------------------------------------------------------
----------------------------------------------------------------

(Information to be filed by amendment)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                  APPENDIX A - MARKET VALUE ADJUSTMENT ("MVA")
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The MVA reflects the impact that changing interest rates have on the value of money invested at a fixed interest rate. The longer the period of time remaining in the term you initially agreed to leave your money in the fixed account option, the greater the impact of changing interest rates. The impact of the MVA can be either positive or negative, and is computed by multiplying the amount withdrawn, transferred or annuitized by the following factor:

                                            (N/12)
                          [(1+I/(1+J+0.005)]       - 1

                  The MVA formula may differ in certain states where:

        I is the interest rate you are earning on the money invested in the fixed account option;

        J is the interest rate then currently available for the period of time equal to the number of years remaining in the term you initially agreed to leave your money in the fixed account option; and

        N is the number of full months remaining in the term you initially agreed to leave your money in the fixed account option.

EXAMPLES OF THE MVA

The examples below assume the following:

     (1) You made an initial Purchase Payment of $10,000 and allocated it to the 10-year fixed account option at a rate of 7%;

     (2) You make a partial withdrawal of $4,000 when 1 1/2 years (18 months) remain in the 10-year term you initially agreed to leave your money in the fixed account option (N=18); and

     (3) You have not made any other transfers, additional Purchase Payments, or withdrawals.

If a CDSC applies, it is deducted before the MVA. The MVA is assessed on the amount withdrawn less any CDSC.

POSITIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for a new Purchase Payments in the 1-year fixed account option is 5.5% and the 3-year fixed account option is 6.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 6%.

                                      (N/12)
The MVA factor is = [(1+I/(1+J+0.005)]       - 1
                                         (18/12)
                  = [(1.07)/(1.06+0.005)]        - 1
                              (1.5)
                  = (1.004695)      - 1
                  = 1.007051 - 1
                  = + 0.007051

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:
                         $4,000 x (+0.007051) = +$28.20

$28.20 represents the MVA that would be added to your withdrawal.

NEGATIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year fixed account option is 7.5% and the 3-year fixed account option is 8.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 8%.

                                       (N/12)
The MVA factor is = [(1+I)/(1+J+0.005)]       - 1
                                         (18/12)
                  = [(1.07)/(1.08+0.005)]        - 1
                              (1.5)
                  = (0.986175)      - 1
                  = 0.979335 - 1
                  = - 0.020665

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:
                        $4,000 X (- 0.020665) = -$82.66

$82.66 represents the MVA that will be deducted from the money remaining in the 10-year fixed account option.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           APPENDIX B - PREMIUM TAXES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Premium taxes vary according to the state and are subject to change without notice. In many states, there is no tax at all. Listed below are the current premium tax rates in those states that assess a premium tax. For current information, you should consult your tax adviser.

                                                              QUALIFIED    NON-QUALIFIED
                           STATE                              CONTRACT       CONTRACT
========================================================================================
California                                                        .50%          2.35%
----------------------------------------------------------------------------------------
District of Columbia                                             2.25%          2.25%
----------------------------------------------------------------------------------------
Kentucky                                                            2%             2%
----------------------------------------------------------------------------------------
Maine                                                               0%             2%
----------------------------------------------------------------------------------------
Nevada                                                              0%           3.5%
----------------------------------------------------------------------------------------
South Dakota                                                        0%          1.25%
----------------------------------------------------------------------------------------
West Virginia                                                       1%             1%
----------------------------------------------------------------------------------------
Wyoming                                                             0%             1%
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

   Please forward a copy (without charge) of the [           ] Variable Annuity
   Statement of Additional Information to:


              (Please print or type and fill in all information.)


        ------------------------------------------------------------------------
        Name

        ------------------------------------------------------------------------
        Address

        ------------------------------------------------------------------------
        City/State/Zip


        Date:                       Signed:
               ------------------            -----------------------------------

   Return to: Anchor National Life Insurance Company, Annuity Service Center, P.O. Box 52499, Los Angeles, California 90054-0299
--------------------------------------------------------------------------------

                                    PART II

                 Information Not Required in Prospectus

Item 13.         Other Expenses of Issuance and Distribution.

                 Not Applicable

Item 14.         Indemnification of Directors and Officers.

                 Not Applicable

Item 15.         Recent Sales of Unregistered Securities.

                 Not Applicable

Item 16.         Exhibits and Financial Statement Schedules.

                 Exhibit No.      Description


                 (1)              Underwriting Agreement**
                 (2) Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession***
                 (3)              (a)      Articles of Incorporation*
                                  (b)      By-Laws*
                 (4)              (a)      [            ] Fixed and Variable
                                           Contract**
                                  (b)      Application for Contract**
                 (5)              Opinion of Counsel re: Legality**
                 (6)              Opinion re Discount on Capital Shares***
                 (7)              Opinion re Liquidation Preference***
                 (8)              Opinion re Tax Matters***
                 (9)              Voting Trust Agreement***
                 (10)             Material Contracts***
                 (11)             Statement re Computation of Per Share
                                    Earnings***
                 (12)             Statement re Computation of Ratios***
                 (14)             Material Foreign Patents***
                 (15)             Letter re Unaudited Financial Information***
                 (16)             Letter re Change in Certifying Accountant***
                 (21)             Subsidiaries of Registrant*
                 (23)             (a)      Consent of Independent Accountants**
                                  (b)      Consent of Attorney**
                 (24)             Powers of Attorney
                                    (included on Signature Page)*
                 (25)             Statement of Eligibility of Trustee***
                 (26)             Invitation for Competitive Bids***
                 (27)             Financial Data Schedule**
                 (28)             Information Reports Furnished to State
                                    Insurance Regulatory Authority***
                 (29)             Other Exhibits**
                                  Financial Statements**

                                           *       Herewith
                                           **      To Be Filed By Amendment
                                           ***     Not Applicable

Item 17.         Undertakings.
                 ------------

                 The undersigned registrant, Anchor National Life Insurance Company, hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represents a fundamental change in the information in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


         Pursuant to the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, and the State of California, on this 21st day of October, 1998.


                                  By: ANCHOR NATIONAL LIFE INSURANCE COMPANY



                                  By:  /s/ Jay S. Wintrob
                                     ------------------------------------------
                                           Jay S. Wintrob
                                           Executive Vice President



                               POWERS-OF-ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints SUSAN L. HARRIS AND CHRISTINE A. NIXON or each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he or she might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                TITLE                     DATE
         ---------                -----                     ----

/s/ Eli Broad             President, Chief Executive        October 21, 1998
----------------------      Officer, & Chairman of
Eli Broad                         Board
                          (Principal Executive Officer)


/s/ Scott L. Robinson     Senior Vice President &           October 21, 1998
----------------------            Director
Scott L. Robinson         (Principal Financial Officer)


/s/ N. Scott Gillis       Senior Vice President &           October 21, 1998
----------------------          Controller
N. Scott Gillis           (Principal Accounting Officer)



/s/ James R. Belardi              Director                  October 21, 1998
----------------------
James R. Belardi



/s/ Jana W. Greer                 Director                  October 21, 1998
----------------------
Jana W. Greer



/s/ Susan L. Harris               Director                  October 21, 1998
----------------------
Susan L. Harris

/s/ Peter McMillan                Director                  October 21, 1998
----------------------
Peter McMillan




/s/ James W. Rowan                Director                  October 21, 1998
----------------------
James W. Rowan





/s/ Jay S. Wintrob                Director                  October 21, 1998
-----------------------
Jay S. Wintrob

                                 EXHIBIT INDEX


Number                    Description
------                    -----------

3(a)             Articles of Incorporation

3(b)             By-Laws

(21)             Subsidiaries of Registrant

(24)             Powers of Attorney
                 (Included on signature page)